UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Illumina, Inc.

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April 16, 2021

Notice of Annual Meeting and Proxy Statement

Date:	May 26, 2021
Time:	9:00 a.m. (Pacific time)

This year’s annual meeting will be a completely virtual meeting of stockholders.

To participate, vote, or submit questions 15 minutes before and during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/ilmn2021.

There will not be a physical location for the annual meeting.

The agenda for this year’s annual meeting includes the following items:

1.	Elect the six nominees named in the proxy statement to our Board of Directors;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022;

3.	Hold an advisory vote to approve the compensation provided to the “named executive officers” as disclosed in the proxy statement; and

4.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

Stockholders as of the record date of March 31, 2021, are entitled to notice of and to vote on the matters listed in the proxy statement.

By Order of the Board of Directors,

CHARLES E. DADSWELL

General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 26, 2021: The proxy statement and annual report to Stockholders are available at www.proxyvote.com.

You can vote in one of three ways prior to the meeting:
VIA THE INTERNET. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 25, 2021.
BY TELEPHONE. You may vote using a touch-tone telephone by calling: 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 25, 2021.

BY MAIL. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope to be received no later than May 25, 2021.

Illumina: Our Story

Genomics Saves Lives

In 2003, an international effort completed the first mapping of a human genome. Countless genomic discoveries and clinical insights followed over the next 18 years. These have saved lives and begun to redefine how medicine is practiced:

•  Companion diagnostics with genetic biomarkers are helping match cancer patients with the best treatment for them.

•  New, non-invasive technologies, such as noninvasive prenatal testing and liquid biopsy, are redefining how diseases can be detected, treated, and monitored.

•   Clinical whole genome sequencing is ending diagnostic odysseys for children with rare and undiagnosed diseases.

What Sets Illumina Apart

We at Illumina are leaders in this space.

•  Our technologies are industry-leading in terms of accuracy, scalability, and reliability.

•   In an era in which many medical costs are rising, we are making medical advances more available to everyone by reducing the cost of sequencing, first to $10,000 per genome with the introduction of the HiSeq 2000, then to $1,000 per genome with the HiSeq X, and now with a path to a $100 per genome.

What sets Illumina apart is our people. These aren’t empty buzzwords at a company at the intersection of biology and technology. Illumina’s mission-driven and customer-centric culture attracts unique talent and creates a culture that helps get the best from each of them. Our human capital is critical to our ability to innovate. It is also critical to operate responsibly, sustainably and profitably.

Innovation is in our DNA

Our mission to improve human health by unlocking the power of the genome drives every decision we make. This means enabling our customers to be able to read, understand, and translate genetic variants into actionable insights. Whether it’s developing new custom arrays or launching a new instrument, we will continue to innovate by making our solutions increasingly simple, more accessible, and always reliable.

At the Very Beginning

Today, less than 0.01% of species have been sequenced and less than 1% of variants in the human genome have been characterized. The need and demand for more next-generation sequencing technologies and solutions is only growing. Every answer leads to another set of unknowns, and our journey to unlock the power of the genome has only begun.

Together, with our customers and partners, we are turning today’s impossible into the possible.

Illumina, Inc. 2021 Proxy Statement  •  1

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

GENERAL INFORMATION

Meeting: Annual Meeting of Stockholders

Date: Wednesday, May 26, 2021

Time: 9:00 a.m. (Pacific time)

Location: Internet webcast only at:

www.virtualshareholdermeeting.com/ilmn2021.

There will not be a physical location for the annual meeting. See “How may I attend and participate in the annual meeting?” on page 66

Record Date: March 31, 2021

Stock Symbol: ILMN

Exchange: The Nasdaq Global Select Market

Common Stock Outstanding: 145,982,666 as of March 31, 2021

Registrar & Transfer Agent: Computershare

State of Incorporation: Delaware

Year of Incorporation: 1998 in California; 2000 reincorporated in Delaware

Public Company Since: 2000

Corporate Headquarters: 5200 Illumina Way, San Diego, California 92122

Corporate Website: www.illumina.com

Investor Relations Website: investor.illumina.com

CORPORATE GOVERNANCE

Director Nominees: 6

•  Caroline D. Dorsa (independent)

•  Robert S. Epstein, M.D. (independent)

•  Scott Gottlieb, M.D. (independent)

•  Gary S. Guthart, Ph.D. (independent)

•  Philip W. Schiller (independent)

•  John W. Thompson (independent)

Director Term: Nominated directors will serve for one year.

Director Election Standard: Majority voting standard for uncontested elections

Term Limits: 10 years for non-employee directors joining after December 31, 2015

Board Meetings in 2020: 11

All Directors Attended at Least 75% of Board and Committee Meetings: Yes

Standing Board Committees (meetings in 2020):

•  Audit (11)

•  Compensation (6)

•  Nominating/Corporate Governance (4)

•  Science and Technology (4)

Stockholder Rights Plan: No

Proxy Access Right for Shareholders to Include Director Nominees in Proxy Statement: Yes

Political Contributions Policy: Yes

EXECUTIVE COMPENSATION

CEO: Francis A. deSouza (age 50; CEO since 2016)

CEO 2020 Total Direct Compensation:

•  Salary: $1,090,385

•  Annual Performance Cash Incentive: $630,000

•  Long-Term Incentives: $10,000,153

•  All Other Compensation: $13,055

CEO Employment Agreement: No

Change-in-Control Agreement: Yes (double trigger)

Stock Ownership Guidelines: Yes

Hedging Policy: Yes

Clawback Policy: Yes

ITEMS TO BE VOTED ON

1.  The election of the six nominees named in this proxy statement.

•  Board recommendation: FOR Each Nominee

2.  Ratification of appointment of independent registered public accounting firm

•  Board recommendation: FOR

3.  Advisory vote to approve compensation provided to the named executive officers as disclosed in this proxy statement

•  Board recommendation: FOR

2  •  Illumina, Inc. 2021 Proxy Statement

Who We Are

Information about the Board

The following table sets forth the names, ages, standing committee assignments, and positions of our directors as of April 16, 2021.

Name	Age	Position with the Company	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Science and Technology Committee	Other Public Company Boards

Jay T. Flatley(1)	68	Chairman					2

Francis A. deSouza	50	CEO					1

Frances Arnold, Ph.D.	64	Director					1

Caroline D. Dorsa	61	Director					3

Robert S. Epstein, M.D.	66	Director					2

Scott Gottlieb, M.D.	48	Director					1

Gary S. Guthart, Ph.D.	55	Director					1

Philip W. Schiller	60	Director					0

Susan E. Siegel	59	Director					2

John W. Thompson(2)	71	Lead Independent Director					1

Number of Meetings in 2020			11	6	4	4

  Chair       Member       Audit Committee Financial Expert (for purposes of Section 407 of Sarbanes-Oxley Act)

(1)	Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.
(2)	Mr. Thompson will become the Chairman of the Board immediately before this year’s Annual Meeting, on May 26, 2021.

The following figures reflect the independence status and tenure of our Board as of April 16, 2021:

Illumina, Inc. 2021 Proxy Statement  •  3

Frances Arnold, PhD Profile Nobel Laureate Director since 2016 Age: 64 Board Committees Nominating and Corporate Governance Science and Technology (Chairperson)	Career Highlights

●  Linus Pauling Prof. of Chemical Engineering, Biochemistry and Bioengineering at the California Institute of Technology, Director of the Donna & Benjamin M. Rosen Bioengineering Center at Caltech

●  Co-Founder at Gevo, Inc. (2005), Provivi, Inc. (2014), and Aralez Bio (2019)

Other Public Board Service
● Alphabet, Inc. (since 2019)
Additional Non-Public Board Service
● National Resilience (since 2020) ● Generate Biomedicines (since 2019) ● Aralez Bio (since 2019) ● Provivi, Inc. (since 2014)
Awards and Memberships

●  Nobel Prize in Chemistry (2018)

●  Millennium Technology Prize (2016)

●  Inducted into US National Inventors Hall of Fame (2014)

●  US National Medal of Technology and Innovation (2013)

●  Charles Stark Draper Prize of U.S. National Academy of Engineering (2011)

●  Elected member of US National Academies of Science, Medicine, and Engineering, the American Academy of Arts and Sciences, and the American Philosophical Society

●  Appointed a member of the Pontifical Academy of Sciences

Education
● B.S. in Mechanical and Aerospace Engineering from Princeton University ● Ph.D. in Chemical Engineering from the University of California, Berkeley
Also...

●  Co-Chair, Presidential Council of Advisors on Science & Technology

●  Chair, Advisory Panel, Fellowships in Science & Engineering, David and Lucile Packard Foundation

●  Vice-Chair, Board of Trustees, Gordon Research Conferences

In selecting Dr. Arnold as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Arnold’s scientific and technical expertise in biological engineering. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Arnold offers strategic and technical insight into the risks and opportunities associated with our business. Dr. Arnold’s academic and research experience provides valuable insight into the needs of our customers and the opportunities associated with serving the research market.

4  •  Illumina, Inc. 2021 Proxy Statement

Francis A. deSouza Chief Executive Officer Profile Director since 2014 Chief Executive Officer since 2016 President from 2013 until 2016 Age: 50	Career Highlights

●  Chief Executive Officer of Illumina since July 2016, and President from December 2013 through July 2016

●  President of Products and Services at Symantec Corporation from 2011 to 2013, and Senior Vice President of Enterprise Security Group from 2009 to 2011 (2009 – 2013)

●  Founder and CEO of IMlogic, Inc. from 2001 until it was acquired by Symantec (2001 – 2006)

●  Product Unit Manager of Real-time Collaboration Group at Microsoft Corporation (1998 – 2001)

●  Co-founder and CEO of Flash Communications from 1997 until it was acquired by Microsoft (1997 – 1998)

Other Public Board Service
● The Walt Disney Company (since 2018) ● Citrix Systems, Inc. (2014 – 2016)
Education
● B.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology ● M.S. from Massachusetts Institute of Technology
Also...
● Glassdoor Top 100 CEOs (2018 and 2019) ● #10 on Fortune’s 2018 Businessperson of the Year ● Silicon Valley 40 Under 40

In selecting Mr. deSouza as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. deSouza’s experience as our CEO and his extensive experience with entrepreneurial companies experiencing rapid growth and maturation. The Board of Directors believes that Mr. deSouza’s experience directly managing a growing portfolio of products and services contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business, such as Illumina, as it develops and introduces an increasing number of products and services. In addition, Mr. deSouza is the lead representative of management on the Board, whose views are critical to the Board’s overall perspective.

Illumina, Inc. 2021 Proxy Statement  •  5

Caroline D. Dorsa Profile Director since 2017 Financial Expert Age: 61 Board Committees Audit (Chairperson) Compensation	Career Highlights

●  Executive Vice President and Chief Financial Officer at Public Service Enterprise Group, Inc. (2009 – 2015)

●  Senior Vice President of Global Human Health, Strategy and Integration at Merck & Co., Inc. (2008 – 2009)

●  Senior Vice President and Chief Financial Officer at Gilead Sciences, Inc. (2007 – 2008)

●  Senior Vice President and Chief Financial Officer at Avaya, Inc. (2007)

●  Various financial and operational positions at Merck & Co., Inc. including Vice President and Treasurer (1994 – 2007)

Other Public Board Service

●  Biogen, Inc. (since 2010)

●  Intellia Therapeutics, Inc (since 2015)

●  Duke Energy Corporation (nomination pending)

●  Goldman Sachs ETF Trust, the Goldman Sachs MLP and Energy Renaissance Fund, and the Goldman Sachs MLP Income Opportunities Fund, investment funds within the Goldman Sachs fund complex (2016 – January 2021)

●  Public Service Enterprise Group, Inc. (2003 – 2009)

Additional Non-Public Board Service
● Founding board member and current board member emeritus, Institute for Advanced Clinical Trials for Children (since 2016) ● Board member of Junior Achievement of New Jersey (2009 – 2015)
Education
● B.A. in History from Colgate University ● MBA in Finance and Accounting from Columbia University

In selecting Ms. Dorsa as a nominee for election to the Board of Directors, the Board considered, among other things, Ms. Dorsa’s significant financial and accounting expertise and deep knowledge of clinical markets. As our technology and products are increasingly utilized in clinical settings, Ms. Dorsa’s experience will contribute to the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration (“FDA”). In addition, Ms. Dorsa is an audit committee financial expert under applicable US Securities and Exchange Commission (“SEC”) rules.

6  •  Illumina, Inc. 2021 Proxy Statement

Robert S. Epstein, MD Profile Director since 2012 Age: 66 Board Committees Compensation Nominating and Corporate Governance (Chairperson)	Career Highlights

●  CEO & Co-founder of Epstein Health LLC, a strategic advisory firm servicing private equity investors and companies in the field of healthcare technology innovation (since 2012)

●  Former President of Medco-UBC, a 2,400-employee global pharmaceutical services company focused on market access and personalized medicine solutions (2010 – 2012)

Other Public Board Service
● Fate Therapeutics, Inc. (since 2014) ● Veracyte, Inc. (since 2015)
Additional Non-Public Board Service

●  Proteus Digital Health (since 2013)

●  Chairman, Decipher Biosciences (since 2019)

●  Managing Director, Biologics and Biosimilars Collective Intelligence Consortium (since 2017)

●  Former President of the International Society of Pharmacoeconomics and Outcomes Research (1998 – 1999)

Education

●  B.S. in Biomedical Science and M.D. from the University of Michigan (6-year program)

●  M.S. in Preventative Medicine from the University of Maryland

●  Chief Resident, Epidemiology and Preventative Medicine Program (1987 – 1988)

Also...

●  Fortune magazine ranked Medco as #3 most innovative companies (behind Apple and Nike) for Dr. Epstein’s work in promulgating personalized medicine testing

●  Hosted a webcast show called “On Call with Dr. Rob,” which won two Telly Awards

In selecting Dr. Epstein as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Epstein’s in-depth experience and practical knowledge of how molecular diagnostic tests are reimbursed, and the issues raised by payors and other evidentiary authorities. As our technology and products are increasingly utilized in clinical settings, Dr. Epstein’s experience contributes to the Board’s understanding of these markets, our products’ diagnostic uses, and the risks and opportunities associated with operating in markets regulated by the FDA and elsewhere. Dr. Epstein has published more than 100 peer-reviewed medical articles and book chapters and serves as a reviewer for several influential medical journal.

Illumina, Inc. 2021 Proxy Statement  •  7

Jay T. Flatley Chairman of Board of Directors Profile Former CEO of Illumina Director since 1999 Age: 68 Board Committees Science and Technology	Career Highlights

●  Chief Executive Officer of Illumina from December 2013 through July 2016, and President and Chief Executive Officer from October 1999 through December 2013 (1999 – 2016)

●  Executive Chairman Illumina from July 2016 through January 2020, Chairman since January 2020

●  Co-founder, President, and CEO of Molecular Dynamics, Inc from 1994 until its sale to Amersham Pharmacia Biotech Inc in 1998. Previously served in additional roles of increasing responsibility (1987 – 1998)

●  Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company (1983 – 1987)

Other Public Board Service
● Coherent, Inc. (since 2011) ● Denali Therapeutics, Inc. (since 2015) ● Juno Therapeutics (2017 – 2018)
Additional Non-Public Board Service
● Board of Trustees for The Salk Institute for Biological Studies (since 2017) ● Iridia (since 2017) ● Zymergen (since 2019) ● Chairman of Wellcome Trust Leap Fund (since 2019)
Education
● B.A. in Economics from Claremont McKenna College ● B.S. and M.S. (summa cum laude) from Stanford University
Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.

8  •  Illumina, Inc. 2021 Proxy Statement

Scott Gottlieb, MD Profile Former FDA Commissioner Director since 2020 Age: 48	Career Highlights

●  Special Partner at New Enterprise Associates and resident fellow at American Enterprise Institute for Public Policy Research (“AEI”) (since 2019)

●  23rd Commissioner of the FDA (2017 – 2019)

●  Previously held several roles in the public and private sectors including serving as Venture Partner at New Enterprise Associates (2007 – 2017)

●  FDA Deputy Commissioner for Medical and Scientific Affairs (2005 – 2007)

●  Senior Advisor for Medical Technology to the FDA Commissioner (2003 – 2004)

Other Public Board Service
● Pfizer Inc. (since 2019)
Additional Non-Public Board Service
● Aetion, Inc (since 2019) ● Tempus Labs (since 2019) ● Mount Sinai Medical System
Education
● B.A. in Economics from Wesleyan University ● M.D. from Mount Sinai School of Medicine of New York University
Also...
● Resident fellow at AEI, a public policy think tank ● Columnist, Wall Street Journal ● Contributor at CNBC

In selecting Dr. Gottlieb as a nominee, the Board considered, among other things, Dr. Gottlieb’s extensive clinical, policy, and investment expertise, including his experience as FDA Commissioner from 2017-2019. As our growth continues to become more dependent on clinically approved products, Dr. Gottlieb’s experience will contribute to the Board’s deeper understanding of the risks and opportunities associated with offering FDA-regulated products.

Illumina, Inc. 2021 Proxy Statement  •  9

Gary S. Guthart, PhD Profile Director since 2017 Age: 55 Board Committees Compensation (Chairperson) Science and Technology	Career Highlights

●  Chief Executive Officer at Intuitive Surgical since 2010; President (2010 – 2018); Chief Operating Officer (2008 – 2010); Vice President of Engineering (2002 – 2008); Other roles (1996 – 2002)

●  Member of core team developing foundational technology for computer-enhanced surgery at SRI International (1992 – 1996)

●  Member of human factors research lab at NASA (early career)

Other Public Board Service
● Intuitive Surgical, Inc. (since 2009) ● Affymetrix, Inc. (2009 – 2016)
Education
● B.S. in Engineering from the University of California, Berkeley ● M.S. and Ph.D. in Engineering Science from the California Institute of Technology
Also...

●  Member of the board of the Silicon Valley Leadership Group, a public policy association in Northern California (since 2020)

●  Co-inventor on more than 50 patents at Intuitive Surgical

●  #9 Glassdoor Top 100 CEOs (2019)

●  #19 Fortune’s Businessperson of the Year (2019)

●  #51 Intuitive rank, Drucker Institute’s Management Top 250 (2019)

In selecting Dr. Guthart as a nominee for election to the Board of Directors, the Board considered, among other things, his deep business, operating, financial, and scientific experience as an executive and CEO of a public life sciences company. The Board of Directors believes that Dr. Guthart’s leadership experience as the CEO of a public life sciences and technology company in complex, high growth markets will provide valuable perspective to the Board and the Company’s strategic planning and business development efforts.

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Philip W. Schiller Profile Director since 2016 Age: 60 Board Committees Nominating and Corporate Governance Science and Technology	Career Highlights

●  Apple Fellow at Apple, reporting to CEO Tim Cook and leading the App Store and Apple Events (since 2021)

●  Senior Vice President of Worldwide Marketing at Apple, and a member Apple’s executive team responsible for the company’s product marketing, developer relations, business marketing, education marketing, international marketing, and App Store programs (2002 – 2021)

●  Vice President of Product Marketing at Macromedia, Inc. (1995 – 1997)

●  Director of Product Marketing at FirePower Systems, Inc. (1993 – 1995)

Additional Non-Public Board Service
● Board of Trustees, Boston College (2010 – 2019) ● Board of Trustees, Bowdoin College (since 2019)
Education
● B.S. in Biology from Boston College
Also...
● Listed in Forbes “The World’s Most Influential Chief Marketing Officers” every year since it began in 2012)

In selecting Mr. Schiller as a nominee for election to the Board of Directors, the Board considered, among other things, his track record and global experience in bringing world class products to market. The Board of Directors believes that Mr. Schiller’s marketing expertise will provide the Company and the Board with important insights into communicating the benefits of the Company’s products and technology to customers and other stakeholders. Mr. Schiller’s extensive senior management experience in one of the world’s leading consumer technology companies, particularly in key marketing positions, provides the appropriate skills to serve on our Board of Directors.

Illumina, Inc. 2021 Proxy Statement  •  11

Susan E. Siegel Profile Director since 2019 Financial Expert Age: 59 Board Committees Audit	Career Highlights

●  Martin Trust Center for MIT Entrepreneurship, Lecturer (since 2019)

●  Former Chief Innovation Officer of General Electric (GE) and CEO of GE Business Innovations (GE’s growth and innovation business), and CEO of GE Ventures (subsumed into Chief Innovation Officer role) (2012 – 2019)

●  General Partner, Mohr Davidow Ventures (2006 – 2012)

●  President of Affymetrix, Inc. (1998 – 2006)

Other Public Board Service
● Nevro Corp. (since 2020) ● Align Technology, Inc. (since 2017) ● Pacific Biosciences of California, Inc. (2006 – 2012) ● Affymetrix, Inc. (2000 – 2006)
Additional Non-Public Board Service
● MIT’s The Engine (since 2016) ● Co-Chair, Stanford Medicine Board of Fellows (since 2017) ● Kaiser Family Foundation (since 2019)
Education
● B.S. in Biology from University of Puerto Rico ● M.S. in Biochemistry and Molecular Biology from Boston University Medical School
Also...

●  Lifetime Achievement Award, Global Corporate Venturing (2020) and named to its Powerlist (2015 – 2019)

●  Fortune’s “34 Leaders Who are Changing Healthcare” (2017)

●  “100 of the Most Influential Women in Silicon Valley,” Silicon Valley Business Journal (2006)

●  Henry Crown Fellow, The Aspen Institute

●  Featured in Multipliers: How the Best Leaders Make Everyone Smarter

In selecting Ms. Siegel as a past nominee for election to the Board of Directors, the Board considered, among other things, Ms. Siegel’s extensive experience leading and growing biotechnology companies and driving innovation as well as her knowledge of genomics markets and technology greatly contributes to the Board’s understanding of our customers, technology roadmap, and the needs of our business. Ms. Siegel was a founding representative board member of NIH’s National Center for Advancing Translational Sciences and served on President Obama’s Precision Medicine Initiative Working Group.

12  •  Illumina, Inc. 2021 Proxy Statement

John W. Thompson Lead Independent Director Profile Director since 2017 Financial Expert Age: 71 Board Committees Audit	Career Highlights

●  Venture Partner, Lightspeed Ventures (since 2018)

●  Independent Board Chair of Microsoft Corporation (since 2014)

●  Chief Executive Officer of Virtual Instruments from 2010 until it merged with Load Dynamix (2010 – 2016)

●  Chairman & Chief Executive Officer of Symantec (1999 – 2009)

●  Held leadership positions in sales, marketing, and software development at IBM, including General Manager of IBM Americas (1971 – 1999)

Other Public Board Service
● Microsoft Corporation (since 2012) ● Symantec Corporation (1999 – 2011) ● Seagate Technologies (2000 – 2012) ● UPS (1998 – 2010) ● Fortune Brands (1997 – 1999)
Additional Non-Public Board Service
● Seismic Software (since 2019) ● Rubrik (since 2018) ● Wetlands America Trust (since 2005) ● Teach for America (2000 – 2006)
Education
● B.A. in Business Administration from Florida A&M University ● MBA from MIT Sloan School of Management
Also...
● President’s Infrastructure Advisory Committee (2001 – 2006) ● Financial Crisis Inquiry Committee (2009 – 2011)

In selecting Mr. Thompson as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. Thompson extensive technology leadership experience, including as a CEO at Symantec and Virtual Instruments, and Chairman of the Board at Microsoft. In addition, he has served on a wide range of company boards, both public and private. The Board believes his depth and breadth of knowledge in technology, other private sector industries, and the public sector greatly contribute to the Board’s strategic leadership of the Company. Mr. Thompson is an audit committee financial expert under applicable SEC rules. In addition, Mr. Thompson will become the Chairman of the Board of Directors immediately before this year’s Annual Meeting, on May 26, 2021.

Illumina, Inc. 2021 Proxy Statement  •  13

How We Are Selected and Evaluated

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for Board membership. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating Board candidates, considers factors such as, among others, depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under Nasdaq listing standards; that members of our Audit Committee meet the financial literacy and sophistication requirements under Nasdaq listing standards; that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC; and that each member of our Compensation Committee is “independent” as defined under Nasdaq listing standards, a “non-employee director” under SEC rules and an “outside director” under the Internal Revenue Code of 1986 (“Code”) rules.

The Nominating/Corporate Governance Committee’s objective is to maintain a Board comprised of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the Board, the biographies shown above highlight the experiences and qualifications that the Nominating/Corporate Governance Committee viewed as being among the most important in concluding that the nominee should serve as a director. The Nominating/Corporate Governance Committee considers diversity to be one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive, science and clinically focused, global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees or dispositive in any specific instance.

Process for Identifying and Evaluating Nominees

The Nominating/Corporate Governance Committee believes we are well served by our current directors. In the ordinary course, but subject to the term limits described below, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the Board may seek to expand by appointing new Board

14  •  Illumina, Inc. 2021 Proxy Statement

members with special skills or experience relevant and useful to us at our particular stage of development. The Board also actively searches and evaluates whether new members would be beneficial to the Board in enhancing its diversity, experience or skill set. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with each member of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether it should recommend to the Board that such candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors if they are not considered suitable or do not add distinct skills or perspectives to our Board. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Corporate Secretary, and should include the following information:

•

all information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected);

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

•

appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our Company of such experience, qualifications, attributes, or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2022 Annual Meeting” on page 75.

Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding capital stock continuously for at least three years, to nominate and include in the Company’s proxy materials the greater of two directors or 20% of the number of directors currently serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws.

Illumina, Inc. 2021 Proxy Statement  •  15

How We Are Organized

Board of Directors

Our business is managed under the direction of our Board of Directors. As of 2019, our Amended and Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, and bylaws provide for the complete declassification of our Board of Directors by 2022. This year six of our ten directors are standing for election to a one-year term. The Board has determined that a majority of the members of the Board, specifically Dr. Arnold, Ms. Dorsa, Dr. Epstein, Dr. Gottlieb, Dr. Guthart, Mr. Schiller, Ms. Siegel, and Mr. Thompson, are independent directors under the Nasdaq listing standards.

The Board typically holds executive sessions of the non-employee directors following each regularly scheduled in-person meeting of the Board of Directors. At its meetings during the fiscal year ended January 3, 2021 (“fiscal 2020”), the Board of Directors regularly met in executive sessions of non-employee directors.

The Board of Directors has adopted Corporate Governance Guidelines, which outline the Company’s significant corporate governance policies and procedures. These guidelines can be viewed on our website at investor.illumina.com under “Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring the Board of Directors’ approval. The Board of Directors held 11 meetings during fiscal 2020. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and encourages long-term productivity and growth.

Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Conduct, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Science and Technology Committee. The corporate governance page can be found on our website at investor.illumina.com under “Governance” and then “Board of Directors.”

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Term Limits

Absent special circumstances agreed to by a majority of the Board (excluding the affected member(s)), no non-employee Board member joining the Board after December 31, 2015, may serve for more than a total of 10 years, and no non-employee Board member serving as of December 31, 2015, may stand for reelection after serving for more than a total of 10 years as a non-employee director.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman, a Lead Independent Director, and four independent committee chairs. As of the date of our 2021 annual meeting of stockholders, Mr. Flatley, will step down from the Board, and Mr. Thompson, currently our Lead Independent Director, will become the new Chair. Our CEO also serves as a member of the Board. Under the leadership and guidance of the Nominating/Corporate Governance Committee, we routinely assess the Board evaluation process. To support effective corporate governance, the Board delegates important responsibilities and risk oversight functions to its committees, who report on their activities to the Board. For additional information please see “Committees of the Board of Directors” and “The Board’s Role in Risk Oversight” in this proxy statement.

Committees of the Board of Directors

The Board of Directors has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Science and Technology Committee. Other than the Science and Technology Committee, all of the committees are composed solely of non-employee, independent directors. Charters for each committee are available on our website at www.illumina.com/company/about-us/board-of-directors.html under “Committee Composition.”

Audit Committee

Purpose	• Oversee the Company’s accounting and financial reporting processes, including internal control over financial reporting and audits of its financial statements
Responsibilities

•  Ensure the integrity of the Company’s financial statements and disclosures

•  Review and confirm the independent auditor’s qualifications and independence

•  Monitor the performance of the Company’s internal audit function and independent registered public accounting firm

•  Evaluate the adequacy and effectiveness of the Company’s internal controls

•  Oversee the Company’s compliance with legal and regulatory requirements

•  Supervise the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, compliance, litigation, information security, and external risks inherent in the Company’s business

Illumina, Inc. 2021 Proxy Statement  •  17

The Board of Directors has unanimously determined that all Audit Committee members satisfy the additional independence requirements that apply to Audit Committee members under Nasdaq listing standards and SEC rules and regulations, are financially literate under Nasdaq listing standards and SEC rules and regulations, and at least one member has financial sophistication required under Nasdaq listing standards and SEC rules and regulations. In addition, the Board of Directors has unanimously determined that each Audit Committee member qualifies as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

Purpose

•  Discharge the Board’s duties and responsibilities relating to compensation of our directors and executive officers, employees and consultants

•  Oversee the design and management of our equity and other compensation plans

Responsibilities

•  Report annually to our stockholders on executive compensation matters

•  Administer our equity and other compensation plans

•  Recommend to the Board the amount and form of CEO compensation, taking into account the Board’s annual performance evaluation of the CEO

•  Review and approve the amount and form of compensation to be paid to our other executive officers, senior vice presidents, and others who report directly to the CEO

•  Oversee our compensation practices for all other non-executive employees to manage risk and ensure alignment with executives

•  Motivate executives to perform to their highest level and reward outstanding achievement

•  Maintain appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company in proportion to individual contribution and performance and tied to achievement of financial, organizational, and management performance goals

•  Encourage executives to manage from the perspective of owners with an equity stake in the Company

•  Review and make initial (in the case of new hires) and periodic (in the case of then-current Company employees) determinations with respect to who is (i) an “executive officer” of the Company with reference to Rule 3b-7 under the Exchange Act and (ii) a “Section 16 officer” of the Company with reference to Rule 16a-1(f) under the Exchange Act

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The Board of Directors has unanimously determined that all Compensation Committee members satisfy the additional independence requirements that apply to Compensation Committee members under Nasdaq listing standards, qualify as “non-employee directors” for the purposes of Section 16 of the Exchange Act, and qualify as “outside directors” for the purposes of Section 162(m) of the Code.

The CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.

The CEO has been delegated limited authority to grant equity incentive awards to any employee who has a title of, or below the rank of, “Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. The CEO may exercise this authority without any further action required by the Compensation Committee; however, the Compensation Committee approves grant ranges based on employee job levels to guide the CEO in the exercise of his authority and sets maximum individual award values that may be granted under this authority. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within the specified limits approved by the Compensation Committee. At least annually, the Compensation Committee reviews this authority and grant guidelines to ensure alignment with market and good governance practices. The CEO reports at least annually to the Compensation Committee on his exercise of this delegated authority. In addition, the Compensation Committee reviews our equity award usage forecast on a quarterly basis as part of its administration duties within our stockholder-approved 2015 Stock and Incentive Plan.

Nominating/Corporate Governance Committee

Purpose	• Oversee matters of corporate governance, including the evaluation of the performance, composition, and practices of the Board of Directors
Responsibilities

•  Identify individuals qualified to serve as members of the Board of the Company

•  Select nominees for election as directors of the Company

•  Evaluate at least annually the performance of the Board and its committees

•  Develop and recommend corporate governance guidelines to the Board

•  Provide oversight with respect to corporate governance and ethical conduct

Illumina, Inc. 2021 Proxy Statement  •  19

Science and Technology Committee

Purpose	• Oversee the Company’s scientific and technological strategies and research and development plans and goals
Responsibilities

•  Review and evaluate the Company’s scientific and technological strategies and research and development plans, and goals

•  Review and evaluate the Company’s performance relating to its research and development plans and goals

•  Identify and discuss significant emerging science and technology issues and trends, including their potential impact on the Company’s scientific and technological strategies and research and development plans and goals

•  Conduct a periodic review of the Company’s intellectual property portfolio and strategy

Compensation Committee Interlocks and Insider Participation

The following directors served on Illumina’s Compensation Committee during fiscal 2020: Caroline Dorsa; Robert S. Epstein, M.D.; and Gary S. Guthart, Ph.D. No member of the Compensation Committee is, or ever has been, an officer or employee of the Company. Furthermore, during fiscal 2020, none of our current executive officers served as a member of a Board of Directors or compensation committee (or other Board committee performing equivalent functions) of another entity where an executive officer of such entity served as a member of our Board of Directors or Compensation Committee.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees, including our CEO, CFO, and the rest of our executive management team. Our Code of Conduct is reviewed by the Nominating/Corporate Governance Committee on an annual basis and modified as deemed necessary. Our Code of Conduct is available for download at www.illumina.com/company/investor-information/corporate-governance.html. A copy of the Code of Conduct may also be obtained free of charge from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

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Corporate Social Responsibility

We are dedicated to making a positive impact on humanity, not just through our technology, but through our actions. By doing so, we aim to help shape a more sustainable and equitable future for all. In 2020 we produced our first annual Corporate Social Responsibility (CSR) report, and our 2021 report, although not incorporated by reference into this Proxy Statement, is available at www.illumina.com/csr.

Political Contributions Policy

We have adopted a Political Contributions Policy pursuant to which we will annually disclose in our Corporate Social Responsibility Report the monetary value of direct and indirect political contributions and certain payments made to trade associations. Our Political Contributions Policy can be found at www.illumina.com/content/dam/illumina-marketing/documents/company/political-disclosure-policy.pdf. Illumina does not have a Political Action Committee.

How We Operate

Attendance at Meetings

During fiscal 2020, each director attended, virtually, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which such director served during the period. Board members are invited to attend our annual meetings of stockholders. We reimburse the travel expenses of any director who travels to attend the annual meetings. We do not have a policy under which directors are expected to attend the annual meeting of stockholders. Six members of the Board of Directors attended our 2020 annual meeting of stockholders.

The Board’s Role in Risk Oversight

Risk Oversight Generally

The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the Board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the Board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, litigation, compliance, physical and information security, regulatory, and external risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.

Illumina, Inc. 2021 Proxy Statement  •  21

Each of the Board’s committees oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee is led by its independent Chair and has full access to management and may engage advisors. For example, the Nominating/Corporate Governance Committee is responsible for overseeing governance risks facing the Company; the Compensation Committee oversees the Company’s executive compensation program and considers the impact of such program and of the incentives created by the compensation awards on the Company’s risk profile; and the Science and Technology Committee oversees the Company’s scientific and technology strategies and research and development plans and goals, as well as reviewing our intellectual property position.

As part of its overall oversight of risk management, the Board provides oversight of management’s efforts to address information security risk by receiving regular reports at meetings of the Audit Committee. Members of the Board also are invited to participate in the Company’s management-led information security working group, which is charged with the protection of confidential and sensitive business data and intellectual property from hostile or malicious attack; the protection of sensitive personal data from unauthorized access; product security; and enterprise technology risk review.

Our senior executives provide the Board of Directors and its committees with regular updates about Company strategies and objectives and associated risks at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the applicable issues attend Board meetings to provide additional insight into items being discussed, including exposures and mitigation strategies with respect to various risks. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board and our executive management team, led by our CEO, enables the Board to effectively oversee our risk management function.

Compensation Programs

The Compensation Committee, together with senior management and external compensation consultants, reviews compensation programs including other benefits and any other compensation rights received under the Company’s benefit plans. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

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Certain Relationships and Related Party Transactions

All transactions between us and our officers, directors, principal stockholders, and affiliates are subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties. No such transactions occurred in fiscal 2020.

How to Communicate with Us

All interested parties who wish to communicate with the Board of Directors or any of the non-employee directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. All such envelopes will be delivered unopened to the Chair of the Audit Committee.

How We Are Paid

Director and Officer Stock Ownership Policy

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our “Section 16 Officers” and each of our officers having a title of “Senior Vice President” or above. Each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

Title	Multiple

Non-Employee Director	5x annual retainer

Chief Executive Officer	5x base salary

Senior Vice President	2x base salary

Section 16 Officer, if not covered above	1x base salary

Illumina, Inc. 2021 Proxy Statement  •  23

Under the ownership guidelines, each individual subject to our stock ownership guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual director or officer first became subject to the guidelines, either as a result of a new hire or promotion. As of the end of fiscal 2020, each individual subject to the guidelines was in compliance with applicable ownership levels. Unvested performance stock units (“PSUs”) and unvested stock options do not count towards satisfaction of the ownership guidelines.

During such time that a covered director or officer is not in compliance with his or her applicable ownership guidelines, such director or officer:

•

is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or restricted stock units (“RSUs”) (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•

may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors, executive officers, and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

Director Compensation Overview

Our directors play a critical role in guiding our strategic direction and overseeing management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The many responsibilities and risks, and the substantial time commitment of being a director of a public company, require that we provide fair compensation for our directors’ performance. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. A director who is a member of our management team, such as Mr. deSouza, receives no separate compensation for services as a director.

Our director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of various factors, including, but not limited, to relative contributions, time commitments, risks, and regularly evaluated competitive practices by peer companies.

2020 Compensation Review

For fiscal 2020, the Compensation Committee retained an independent compensation consultant from Radford, part of the Rewards Solutions Practice at Aon plc, as the Compensation Committee’s independent advisor to provide guidance and recommendations on the Board’s non-employee director compensation program and input on potential policy changes. Radford conducted a comprehensive formal review and analysis of our non-employee director compensation to understand pay practices and pay levels for cash retainers for board and committee service, as well as equity

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incentives. This review included a comparative analysis of our non-employee director compensation philosophy and practices against the practices of identified peer group companies and broader industry trends, including a review of the total direct compensation (including cash retainers and stock-based compensation) of our non-employee directors as compared with these data sets. The review also included an analysis of market trends using available public information in addition to proprietary data provided by Radford.

For purposes of the comparative analysis, the Compensation Committee, in consultation with Radford, identified a list of 18 peer group companies from the Pharmaceutical, Biotech and Tools; Healthcare Equipment and Supplies; Technology Hardware and Equipment; Semiconductor and Semiconductor Equipment; and Software and Software Services sectors to capture companies in similar sectors as well as the broader technology market. The criteria used in developing this list of peer companies included revenue growth, actual revenue (0.5x to 4x Illumina), market capitalization (0.5x to 4x Illumina), research and development expenses as a percent of revenue, and total shareholder return. The Compensation Committee also considered criteria applied by corporate governance groups. Based on these considerations, the Compensation Committee believes that the peer group is a fair representation of the companies with which we compete for non-employee director candidates. In 2019, when the Compensation Committee reviewed peer benchmarking data in preparation for the adoption of a compensation peer group for fiscal 2020, Illumina was positioned at the 38th percentile for revenue and the 73rd percentile for market capitalization.

Our director compensation peer group, set forth below, remained unchanged for fiscal 2020 as compared to fiscal 2019 except for the removal of Juniper Networks, Inc., and the addition of Xilinx, Inc.:

Agilent Technologies, Inc.	IDEXX Laboratories, Inc.	The Cooper Companies, Inc.

Alexion Pharmaceuticals, Inc.	Intuitive Surgical, Inc.	Thermo Fisher Scientific Inc.

Align Technology, Inc.	Jazz Pharmaceuticals plc	VMware, Inc.

Biogen Inc.	Regeneron Pharmaceuticals, Inc.	Waters Corporation

Celgene Corporation	ResMed Inc.	Workday, Inc.

Edwards Lifesciences Corporation	salesforce.com, inc.	Xilinx, Inc.

Use of Market Data

The Compensation Committee reviews non-employee director compensation practices and program design at peer group companies and the broader market to inform its decision-making process in setting total compensation levels. However, the Compensation Committee believes that market data is only one factor in setting compensation. Non-employee director compensation determinations are the result of many factors, including the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant. No one factor is intended to be dispositive in setting non-employee director compensation.

Illumina, Inc. 2021 Proxy Statement  •  25

The Compensation Committee’s consultant gathers market data from the approved peer group and examines a range of pay at the 25th, 50th, and 75th percentiles, and reviews with the Compensation Committee on an annual basis the total direct compensation for the non-employee directors and each pay element comprising total direct compensation. This provides the Compensation Committee an understanding of the distribution of compensation in the market for non-employee directors of peer group companies. The Compensation Committee does not set percentile targets with respect to its total direct pay or any individual pay element.

The largest component of non-employee directors’ total direct compensation is delivered in equity compensation. This represents the majority of their total direct compensation, and is above our peer group. We believe this approach aligns our non-employee directors’ interests with those of our stockholders. Our equity ownership guidelines also serve to align the compensation of our non-employee directors with an emphasis on long-term decision making and Company performance.

Cash Compensation

Annual Retainer

During fiscal 2020, each of our non-employee directors was eligible to receive an annual cash retainer of $65,000.

Committee Fees

During fiscal 2020, each of our non-employee directors serving on one or more permanent Board committees was eligible to receive the applicable fees set forth below.

	Fiscal 2020 Board Committee Annual Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Science and Technology Committee

Chair	25,000	25,000	15,000	15,000

Member	15,000	15,000	10,000	10,000

In addition, during fiscal 2020, Ms. Dorsa and Dr. Epstein, members of our Demand Evaluation Committee, which was temporarily established by the Board to oversee certain legal matters, were each eligible to receive an annual cash retainer of $12,000 during the period of time when such committee was in effect. As of the end of fiscal 2020, the Demand Evaluation Committee had concluded its purpose and was no longer in effect.

Lead Independent Director Fee

In fiscal 2020, our Lead Independent Director received an additional annual retainer of $32,500.

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Stock in Lieu of Cash Compensation

Non-employee directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash retainers and Board committee fees otherwise payable by the Company to such director in a given fiscal calendar year. Shares issued to an eligible director electing to receive cash compensation in the form of shares will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the Company to such director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter), with any fractional shares settled in cash based on such price.

Equity Compensation

Annual Awards

In connection with our 2020 annual meeting of stockholders, each of our non-employee directors was eligible to receive an RSU award having an award value of $350,000 (as determined based on the fair market value of the Company’s common stock on the date of grant), which award was made automatically on the date of such annual meeting of stockholders, rounded up to the nearest whole share. Such annual RSU awards would vest on the earlier of the first anniversary of the grant date or the day prior to the annual meeting of stockholders immediately following the annual meeting at which the award was to be granted, in both cases subject to continued service as a Board member through the vesting date. At the election of the non-employee director at the time of grant, the RSU awards can be settled in cash or stock, or a combination of the two.

Accordingly, in connection with our 2020 annual meeting of stockholders, on May 27, 2020, each of our non-employee directors serving at that time received an award of 963 RSUs (having an award value of $350,358.66 based on the closing price of our common stock on May 27, 2020, of $363.82). The RSUs will vest on the earlier of (i) the one-year anniversary of the grant date of the award and (ii) the date immediately preceding the date of the 2021 annual meeting of stockholders.

Awards Upon First Joining the Board of Directors

Each non-employee director, upon first joining the Board, whether through election by our stockholders or appointment by our Board to fill a vacancy, is eligible to receive a one-time RSU award having a value of $350,000, prorated for time of service between start date and the next annual meeting of stockholders and rounded up to the nearest whole share, with such award vesting in full at the next annual meeting of stockholders. An employee director who ceases to be an employee but remains a director will not receive this initial RSU award. At the election of the non-employee director at the time of grant, this RSU award can be settled in cash or stock, or a combination of the two.

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Additional Benefits

In addition to the cash and equity compensation described above, we reimburse our non-employee directors for their expenses incurred in connection with attending Board and committee meetings.

Director Compensation

The following table summarizes the total compensation paid by the Company to our non-employee directors for fiscal 2020.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jay T. Flatley(4)	140,000	496,201	—	—	—	—	636,201

John W. Thompson	112,500	350,359	—	—	—	—	462,859

Frances Arnold	90,000	350,359	—	—	—	—	440,359

Caroline D. Dorsa	108,000	350,359	—	—	—	—	458,359

Robert S. Epstein	98,000	350,359	—	—	—	—	448,359

Scott Gottlieb(5)	58,571	467,279	—	—	—	—	525,850

Gary S. Guthart	100,000	350,359	—	—	—	—	450,359

Philip W. Schiller	85,000	350,359	—	—	—	—	435,359

Susan E. Siegel	80,000	350,359	—	—	—	—	430,359

(1)

Mr. deSouza, our Chief Executive Officer, is not included in this table because he is an employee and receives no additional compensation for his service as a director. The compensation received by Mr. deSouza as a named executive officer is shown in the Summary Compensation Table on page 59.

(2)	This reflects the grant date fair value of awards granted during fiscal 2020 and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date.
(3)

Each of the then-serving directors received an award of 963 RSUs on May 27, 2020 (the date of our 2020 annual meeting of stockholders), with a per share value of $363.82 (the closing price of our common stock on Nasdaq on May 27, 2020).

(4)

Mr. Flatley became a non-employee member of the Board of Directors, while remaining the Chairman of the Board, on January 2, 2020. In connection with this change, he received an award of 446 RSUs on January 2, 2020, with a per share value of $327.00 (the closing price of our common stock on Nasdaq on January 4, 2020). Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.

(5)

Dr. Gottlieb was appointed to the Board of Directors on February 4, 2020. In connection with his appointment, he received an award of 395 RSUs on February 4, 2020, with a per share value of $296.00 (the closing price of our common stock on Nasdaq on February 4, 2020).

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The following table shows the number of outstanding RSUs and total stock options held by each of our directors, other than Mr. deSouza, as of January 3, 2021:

Name	Unvested RSUs Outstanding	Vested Stock Options Outstanding	Unvested Stock Options Outstanding

Jay T. Flatley(1)	963	—	—

John W. Thompson	2,028	—	—

Frances Arnold	963	—	—

Caroline D. Dorsa	2,212	—	—

Robert S. Epstein	963	7,600	—

Scott Gottlieb(2)	963	—	—

Gary S. Guthart	1,851	—	—

Philip W. Schiller	963	—	—

Susan E. Siegel	3,092	—	—

(1)	Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.
(2)	Dr. Gottlieb was appointed to the Board of Directors on February 4, 2020.

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Vote for Us

Proposal 1: Election of Directors

General

Our Certificate of Incorporation and bylaws provide for the declassification of our Board of Directors by our 2022 annual meeting of stockholders. The Board of Directors currently consists of 10 directors, having terms expiring at the respective annual meetings of stockholders noted below:

2021 Annual Meeting	2022 Annual Meeting
Caroline D. Dorsa Robert S. Epstein, M.D. Jay T. Flatley(1) Scott Gottlieb, M.D. Gary S. Guthart, Ph.D. Philip W. Schiller John W. Thompson	Frances Arnold, Ph.D. Francis A. deSouza Caroline D. Dorsa(2) Robert S. Epstein, M.D.(2) Scott Gottlieb, M.D.(2) Gary S. Guthart, Ph.D.(2) Philip W. Schiller(2) Susan E. Siegel John W. Thompson(2)

(1)	Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.
(2)	Assumes re-election at the 2021 Annual Meeting.

Election of Six Directors to Hold Office for One Year until the 2021 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board of Directors has nominated for election at the annual meeting the following slate of six nominees to hold office for one year until the annual meeting of stockholders in 2022 and until their successors are duly elected and qualified:

Name	Age	Director Since	Principal Occupation

Caroline D. Dorsa	61	2017	Board Director of Biogen; Intellia Therapeutics; and Duke Energy (nomination pending)

Robert S. Epstein, M.D.	66	2012	Board Director, Fate Therapeutics and Veracyte

Scott Gottlieb, M.D.	48	2020	Board Director of Pfizer; Former Commissioner of FDA

Gary S. Guthart, Ph.D.	55	2017	CEO and Board Director of Intuitive Surgical

Philip W. Schiller	60	2016	Apple Fellow of Apple

John W. Thompson	71	2017	Board Chair of Microsoft; Venture Partner at Lightspeed Ventures

In accordance with our certificate of Incorporation and bylaws, each newly appointed director is to be elected for a one-year term expiring at the next succeeding annual meeting of stockholders after such election or until his or her successor is elected.

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Additional Information

For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about Directors” in this proxy statement. Each of the director nominees is currently serving as a director. These nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. The persons designated as proxies on the form of proxy card attached to this proxy statement intend to vote such proxy “FOR” the election of each of the six nominees named above, unless the stockholder validly indicates otherwise on the proxy.

Vote Required for Approval

Our bylaws require that a director nominee be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “FOR” that nominee exceeds the number of votes cast “AGAINST” that nominee). Each of our director nominees currently serves on the Board of Directors. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES SET FORTH ABOVE

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Our Leadership

Executive Officers

The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of April 16, 2021:

Name	Age	Position	Year Joined Illumina	Recent Business Experience

Francis deSouza	50	Chief Executive Officer	2013	2016 – Present 2011 – 2013 2013 – 2016	CEO, Illumina President Group President, Enterprise Products and Services for Symantec Corporation

Alex Aravanis, M.D., Ph.D	45	Chief Technology Officer	2020	2020 – Present 2016 – 2020 2013 – 2016	Chief Technology Officer, Illumina Chief Scientific Officer, Head of R&D, GRAIL Senior Director, R&D, Illumina

Charles E. Dadswell	62	General Counsel & Secretary	2013	2013 – Present	General Counsel & Secretary, Illumina

Phil Febbo, M.D.	54	Chief Medical Officer	2018	2018 – Present 2013 – 2018	Chief Medical Officer, Illumina Chief Medical Officer, Genomic Health

Joydeep Goswami	49	Senior Vice President, Corporate Development & Strategic Planning	2019	2019 – Present 2016 – 2019 2015 – 2016	Senior Vice President Corporate Development & Strategic Planning, Illumina President, Clinical NGS & Oncology, Thermo Fisher Scientific VP/GM, Protein and Cell Analysis, Thermo Fisher Scientific

Aimee Hoyt	50	Chief People Officer	2018	2018 – Present 2015 – 2017	Chief People Officer, Illumina Executive Vice President, Chief Human Resources Officer, Rackspace

Robert Ragusa	61	Chief Operations Officer	2013	2021 – Present 2013 – 2021	Chief Operations Officer, Illumina Senior Vice President, Global Quality and Operations, Illumina

Kathryne Reeves	52	Chief Marketing Officer	2020	2021 – Present 2017 – 2021 2014 – 2018	Chief Marketing Officer, Illumina Senior Vice President and General Manager, Medical Services, Cardinal Health Senior Vice President, Enterprise Marketing, Cardinal Health

Sam Samad	51	Chief Financial Officer	2017	2017 – Present 2012 – 2016	Chief Financial Officer, Illumina Senior Vice President & Corporate Treasurer at Cardinal Health

Susan Tousi	51	Chief Product Officer	2012	2020 – Present 2015 – 2020	Chief Product Officer, Illumina Senior Vice President, Product Development, Illumina

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Our Auditors

Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board is directly responsible for the appointment, compensation (including advance approval of the audit fee), retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually reviews Ernst & Young LLP’s independence and performance in deciding whether to retain Ernst & Young LLP or engage a different independent auditor. At the annual meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as Illumina’s independent registered public accounting firm for the fiscal year ending January 2, 2022.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

During the fiscal years ended January 3, 2021, and December 29, 2019, the aggregate fees billed or accrued by Ernst & Young LLP for professional services were as follows:

	Year Ended
	January 3, 2021 ($)	December 29, 2019 ($)

Audit Fees	3,371,444	3,236,124

Audit-Related Fees	79,350	11,376

Tax Fees	59,922	6,870

Total	3,510,716	3,254,370

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended January 3, 2021, and December 29, 2019, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended January 3, 2021, and December 29, 2019, related to services rendered for the preparation of foreign tax filings. For the fiscal years ended January 3, 2021, and December 29, 2019, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Exchange Act, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

Illumina, Inc. 2021 Proxy Statement  •  33

Vote Required for Approval

Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting this proposal as a matter of good corporate governance practices. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee and the Board of Directors would consider such a negative vote in their consideration of what, if any, action to take. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the fiscal year if it is determined that such a change would be in the best interests of Illumina and its stockholders. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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Audit Committee Report

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Exchange Act will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of, and in partnership with, the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and disclosures;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•

the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, compliance, litigation, information security, and external risks inherent in our business.

The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

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During the course of fiscal 2020, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended January 3, 2021, filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our annual report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending January 2, 2022.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board, has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (communication with Audit Committees Concerning Independence), and has had discussions with the independent registered public accounting firm regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 3, 2021, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Caroline D. Dorsa (Chair)

Susan Siegel

John W. Thompson

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Our Pay

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the CEO are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee compensation and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

This section of the proxy statement explains how our executive compensation programs are designed and how such programs operate with respect to our “named executive officers,” or “NEOs,” who, for fiscal 2020, are:

•	all individuals serving as the Company’s principal executive officer during fiscal 2020;

•	all individuals serving as the Company’s principal financial officer during fiscal 2020; and

•

the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of fiscal 2020.

For fiscal 2020, our named executive officers were:

Named Executive Officer	Position

Francis A. deSouza	Chief Executive Officer

Sam Samad	Chief Financial Officer

Mark Van Oene(1)	Former Chief Commercial Officer

Susan Tousi	Chief Product Officer

Alex Aravanis	Chief Technology Officer

(1)	Mr. Van Oene resigned from the Company in January 2021.

2020 Illumina Highlights

Overview of Illumina

We are the global leader in sequencing- and array-based solutions for genetic and genomic analysis. Our products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings.

Our customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies.

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Our portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical application.

2020 Financial Performance Highlights

The COVID-19 pandemic and international efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide, including in the regions in which we sell our products and services and conduct our business operations. As a result, we experienced a decline in our sales and results of operations during 2020 compared to 2019. We expect the COVID-19 pandemic to continue to impact our sales and results of operations in 2021, the size and duration of which remains uncertain.

Financial highlights for 2020 include the following:

•

Revenue decreased 9% in 2020 to $3.2 billion compared to $3.5 billion in 2019 primarily due to decreased shipments of consumables and instruments to our customers impacted by the effects of the COVID-19 pandemic.

•

Gross profit as a percentage of revenue (gross margin) was 68.0% in 2020 compared to 69.6% in 2019. The gross margin decrease was driven primarily by increased freight costs attributable to the COVID-19 pandemic, less favorable product mix within sequencing consumables, lower total revenue, which generated less fixed cost leverage, and decreased revenue from development and licensing agreements. These items were partially offset by an increase in sequencing consumables as a percentage of total revenue, which generate higher gross margins.

•	A strong finish to 2020 reflected in record fourth quarter revenue of $953 million, an increase of 20% compared to the third quarter of 2020.

2020 Operational Highlights

As a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function, our world-class talent remained focused on developing innovative solutions in support of our mission to improve human health by unlocking the power of the genome throughout 2020. Operations highlights for 2020 include:

•	Developed and received the first FDA Emergency Use Authorization for a sequencing-based COVID-19 diagnostic test, COVIDSeqTM.

•	Launched TruSight Software SuiteTM to accelerate the identification of genetic diseases.

•	Released the NovaSeqTM 6000 v1.5 reagents to unlock deeper genomic discoveries by making a $600 genome more broadly available and catalyzing the next wave of adoption in smaller core labs.

•	The American College of Obstetricians and Gynecologists (ACOG) recommended Non-Invasive Prenatal Testing (NIPT) be made available to all pregnant women, regardless of maternal age or baseline risk.

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•	Completed the acquisition of BlueBee cloud-based software that offers innovative genomics cloud computing capabilities and lower data storage costs.

•	Completed the acquisition of Enancio and their genomic data compression technology that reduces genomic data storage and transfers costs associated with big data.

•

Entered into an Agreement and Plan to Merger to acquire GRAIL in an effort to accelerate the adoption of NGS-based early multi-cancer detection tests, enhance our position in Clinical Genomics, and increase our directly accessible total addressable market.

COVID-19 Pandemic and Our Response

As the world’s leader in next-generation sequencing, our technology helps power the heroes working around the clock to track transmission, conduct surveillance, develop therapies and vaccines, and protect our neighbors around the globe for years to come.

Throughout the COVID-19 pandemic, our priorities have been to ensure the safety and well-being of our employees and customers while still supporting our mission to improve human health and to support global efforts to address the pandemic:

Employee Safety and Culture of Care

•	Provided allowances to employees to assist with the costs of working from home and supplementing other costs arising from the pandemic.

•	Split the Variable Compensation Program (VCP), our cash-incentive program, into two measurement periods in order to provide support to our employees sooner with a mid-year payment.

•	Adjusted our performance share plans to ensure long-term retention of our executive talent, which is critical to our recovery.

•	Implemented rigorous safety protocols for our employees that continued to work onsite as essential workers, ensuring a safe work environment.

•	Adopted flexible work arrangements to enable our employees to address changes to schedules and caretaking for family members.

•	Provided employees with up to 30 days paid leave under our Compassion and Care Time Off program.

•	Maintained continuity of employment throughout with no COVID-related furloughs or workforce reductions.

Support for our Customers

•	Continued to produce, test, and ship our products to customers without sustained supply chain or operational delays.

•	Implemented COVID pricing match program for customers working on COVID-related projects, including 50% discount from list price and capped to a $100,000 value on specific sequencing.

Illumina, Inc. 2021 Proxy Statement  •  39

•	Sustained support for essential services such as installations and field team personnel remained available for our customers who need on-site support and adhere to heightened precautionary guidelines.

Supporting the Global Response and our Communities

•	Provided the system used to sequence the first COVID-19 genome in Wuhan, China.

•	Collaborating with Helix to augment national surveillance infrastructure in the US to track the emergence and prevalence of novel strains of SARS-CoV-2 with support from the CDC.

•

Our technology is powering researchers and scientists with over 7,300 customers in more than 130 countries by providing technology and support to track transmission, conduct surveillance, and develop therapies and vaccines.

•	Donated $10.5 million through in-kind products, direct grants, and employee giving and matched contributions to COVID-19-related response efforts.

Compensation Philosophy and Objectives

Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.

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Compensation Practices and Governance

As described more fully below, the following highlights are the key features of our compensation practices and governance policies.

✓	Compensation Committee Independence. Our Compensation Committee is composed solely of independent directors and routinely meets in executive session without management.	✓	Independent Compensation Consultant. Our Compensation Committee directly retains an independent compensation consultant compliant with the rules set forth by the SEC and Nasdaq.

✓	Annual “Say-on-Pay” Vote. Our Board of Directors has elected to hold an annual advisory “say-on-pay” vote, and our Compensation Committee considers the outcome of the vote in making compensation decisions.	✓	Comprehensive Review and Analysis of Executive Compensation. Our Compensation Committee annually reviews our compensation philosophy, prevailing governance and market trends, and each element of total direct compensation.

✓	Peer-Group Pay Benchmarking. The Compensation Committee relies on market data for companies of a similar profile to ensure our compensation cost structure is appropriate for our performance.	✓	Pay for Performance. Traditionally, over 65% of our executive officer total direct compensation is “at-risk” and contingent on the achievement of objective, preestablished corporate financial objectives that are linked to shareholder value.

✓	Incentive Thresholds and Caps. Our performance-based cash compensation and performance-based stock units require a minimum level of Company financial performance before any awards are earned and are capped to avoid excessive risk taking. Awards can range from a minimum of 0% to a maximum of 100% to 175% of target.	✓	Clawback Policy. All of our executive officers are subject to our Clawback Policy that provides our Compensation Committee the discretion to recover at-risk cash and equity compensation from executive officers in the event of a financial restatement due to misconduct.

✓	Stock Ownership Guidelines. All of our executive officers are required to hold a minimum number of shares, ranging from 2x to 5x of base pay. All of our executive officers were in compliance at the end of fiscal year 2020.	✓	Double Trigger Change in Control. Our executive officer change-in-control severance agreements are aligned with industry practices and subject to a double trigger, thus limiting severance benefits to involuntary termination of employment following a change in control.

Illumina, Inc. 2021 Proxy Statement  •  41

X	No Employment Agreements. We do not enter into employment agreements with our executive officers.	X	No Excessive Perquisites. We do not provide a matching contribution or preferential interest rates in our deferred compensation plans.

X	No Excessive Change in Control Payments. Our base salary and cash incentive award payments upon termination or change in control do not exceed two times annual target cash compensation.	X	No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups.

X	No Option Repricing. Our 2015 Stock and Incentive Plan prohibits repricing of equity awards without stockholder approval.	X	No Hedging or Pledging. Our executive officers are prohibited from engaging in short sales, hedging, pledging or entering into any transaction with put or call options or any other derivative security on our common stock.

2020 “Say-on-Pay” Vote

In May 2020, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. We received favorable consideration, with approximately 98% of stockholder votes cast approving the proposal. As a result, the Compensation Committee decided to retain our general approach to compensation in the 2021 fiscal year. The Compensation Committee will consider the outcome of the annual say-on-pay votes when making future compensation decisions.

Use of Market Data and Peer Group

We examine compensation data from multiple perspectives and strive to set executive compensation at competitive levels. This involves, among other things, affirming that our compensation levels that are generally consistent with levels at other companies with which we compete for talent.

For fiscal 2020 compensation purposes, the Compensation Committee retained an independent compensation consultant from Radford as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. The fees for the services provided by Radford to the Compensation Committee in fiscal 2020 totaled $146,865. Management engaged Radford for additional compensation consulting services for fees that totaled $58,260 for fiscal 2020. The Compensation Committee concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

With respect to fiscal 2020 compensation, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to market practices and those companies we compete with for talent. This review consisted of a comparative analysis of our executive compensation philosophy and practices against the practices of identified peer group companies and broader industry trends, including a review of the total direct compensation (inclusive of salary, cash incentives, and equity awards) of our executive officers. This review was conducted based on market trends reflected in available public information and proprietary data provided by Radford.

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As our product and industry roadmap evolves and diversifies, we compete increasingly for talent that has experience in integrating biology, chemistry, fluidics, material sciences, hardware, and software. This trend has led the Compensation Committee, in light of our market capitalization, growth rate, and evolving business characteristics, to select a broad peer group that includes companies whose talent reflects the next generation of leaders required to support the evolution of our industry, including genomics cloud computing and analysis of real-time data.

The criteria used in the fiscal 2020 review included taking a broad industry view as well as emphasizing revenue growth, actual revenue (0.5x to 4x Illumina) and market capitalization (0.5x to 4x Illumina), research and development expenses as a percent of revenue, and total shareholder return. The Compensation Committee also considered criteria applied by corporate governance groups. Radford compiled relevant companies from the Pharmaceutical, Biotech and Tools; Healthcare Equipment and Supplies; Technology Hardware and Equipment; Semiconductor and Semiconductor Equipment; and Software and Software Services sectors. Many of our peer group companies are located in geographic areas in which we compete for talent, which includes high cost-of-labor areas and therefore impacts rates of pay. In 2019, when the Compensation Committee reviewed peer data in connection with determining executive compensation for fiscal 2020, Illumina was positioned at the 38th percentile for revenue and the 73rd percentile for market capitalization.

The Compensation Committee reviews compensation practices and program design at peer group companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with the Company’s scope and performance. For fiscal 2020, as in previous years, the Compensation Committee determined not to target specific percentiles within the peer group in connection with executive compensation decisions. The Compensation Committee believes that market data is only one factor, and its executive compensation determinations are the result of many factors, including an executive’s historical performance, future criticality, retention objectives, the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant.

The Compensation Committee reviews on an annual basis each pay element, and total direct compensation, as compared to compensation market data using the 25th to 75th percentiles as a reference for market competitiveness and managing cost. This data is compiled by the independent compensation consultant and reviewed with the Compensation Committee. This provides the Compensation Committee with an understanding of the distribution of pay in the market assuming similar levels of experience, as well as individual and Company performance.

The largest component of total direct compensation for our named executive officers is delivered through equity-based awards, which represents a larger percentage of total direct compensation than that of the average of our peer group and serves to retain our executives and align their interests with those of our stockholders such that higher compensation is realized for exceptional performance. For fiscal 2020, the Compensation Committee reviewed the information prepared by management and Radford, reviewed individual components of each named executive officer’s compensation for fiscal 2020 and prior years, and considered each named executive officer’s contribution to the achievement of our strategic goals and objectives, the named executive officer’s overall compensation, and other

Illumina, Inc. 2021 Proxy Statement  •  43

factors to determine the appropriate level and mix of compensation. Each named executive officer’s compensation is not determined pursuant to a formula but is instead determined by the Compensation Committee after weighing the factors described above, as well as how the officer’s compensation compares to the market and to other employees within Illumina who have a similar responsibility and potential to impact our success.

Fiscal 2020 Compensation Peer Group

Our executive compensation peer group, set forth below, remained unchanged for fiscal 2020 as compared to fiscal 2019 except for the removal of Juniper Networks, Inc., and the addition of Xilinx, Inc.:

Agilent Technologies, Inc.	IDEXX Laboratories, Inc.	The Cooper Companies, Inc.

Alexion Pharmaceuticals, Inc.	Intuitive Surgical, Inc.	Thermo Fisher Scientific Inc.

Align Technology, Inc.	Jazz Pharmaceuticals plc	VMware, Inc.

Biogen Inc.	Regeneron Pharmaceuticals, Inc.	Waters Corporation

Celgene Corporation	ResMed Inc.	Workday, Inc.

Edwards Lifesciences Corporation	salesforce.com, inc.	Xilinx, Inc.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 under the Exchange Act and the Nasdaq rules. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com/company/about-us/board-of-directors.html under “Committee Composition.”

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held six meetings during fiscal 2020, and it has held one meeting so far in 2021 to review and finalize compensation elements related to fiscal 2020 and 2021 performance-based compensation. The Chair works with the CEO and the Chief People Officer (CPO) to establish the meeting agenda in advance of each meeting.

The Compensation Committee typically meets with the CEO, CFO, CPO, General Counsel, our external counsel, and, often, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the CEO, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the CEO’s assessment of each other named executive officer’s performance against pre- determined, individual objectives.

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Components and Analysis of Fiscal 2020 Executive Compensation

The Compensation Committee evaluates each component of our executive compensation program, but its primary goal is to ensure that total direct compensation attracts and retains outstanding leadership, incents balanced, long-term and near-term performance and aligns with market trends and the interests of our stockholders. For fiscal 2020, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Objective	Designed to Reward	Key Features

Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current and expected future performance, base salary relative to our compensation peer group, and internal equity

Annual Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals

Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to pursue the company mission and increase overall stockholder value	Success in achieving long-term results

Grants typically consist of both RSUs and PSUs, with PSUs representing 75% of the total value to align with our pay-for-performance culture

RSUs typically vest over a four-year period, with 25% of the RSUs vesting annually, which supports our talent retention goals

PSUs vest at the end of a three-year performance period based on the achievement of pre-determined earnings per share (EPS) targets at the end of the three-year period, which supports our long-term stockholder value goals

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Compensation Mix

The following charts show the target mix of base salary, performance-based cash, and long-term equity compensation for our CEO, Mr. deSouza, and our other named executive officers (NEOs), for fiscal 2020:

Base Salary

Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at-risk, being tied to performance.

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. Our CEO makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance, criticality, retention, internal comparisons and comparisons to market practices for executive officers. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and approves salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our CEO based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and take into consideration pay levels relative to similar positions at companies in our peer group. Base salary increases also reflect anticipated future contributions of the executive.

Fiscal 2020 NEO Base Salaries

Named Executive Officer	Position	2019 NEO Base Salary ($)	2020 NEO Base Salary ($)	% Increase (decrease)

Francis A. deSouza	Chief Executive Officer	1,050,000	1,050,000	0%

Sam A. Samad	Chief Financial Officer	525,000	525,000	0%

Mark Van Oene	Former Chief Commercial Officer	—	525,000	—

Susan Tousi	Chief Product Officer	—	475,000	—

Alex Aravanis	Chief Technology Officer	—	500,000	—

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After reviewing Illumina’s performance for fiscal 2019 and base pay market position, management recommended, and the Compensation Committee approved, not increasing the base salaries of Messrs. deSouza and Samad for fiscal 2020. Mr. Van Oene and Ms. Tousi were not named executive officers in fiscal 2019. Dr. Aravanis joined the Company during fiscal 2020.

Performance-Based Cash Compensation

Overview

Annually in the first quarter, the Board of Directors approves a variable compensation program (VCP) for Company employees, including executive officers, pursuant to which the Board of Directors sets pre-established financial performance goals at the beginning of the fiscal year. The Compensation Committee then determines whether a cash incentive opportunity has been earned based on the achievement of those pre-established performance goals following the filing of the applicable annual report on Form 10-K. If the cash incentive opportunity has been earned, or funded, pre-established bonus payouts are paid to eligible VCP participants who are still employed by the Company on the payout date.

VCP Summary

Our VCP is an “at-risk” compensation program and is designed to foster a performance-oriented culture, where individual performance is aligned with corporate financial objectives. Any executive officer hired during the fiscal year on or prior to October 1 is eligible to participate for that fiscal year. Any cash incentive compensation received by such executive is prorated based on the amount of time the executive officer served during the fiscal year.

The Compensation Committee pre-approved target incentive percentages based on each executive officer’s base salary and potential achievement of two separate financial performance goals under the VCP.

The following weighting (as a % of the target cash incentive amount) is used for our VCP:

•	50% based on the achievement of pre-determined corporate revenue objectives (the “revenue target”); and

•	50% based on the achievement of pre-determined corporate operating income objectives (the “non-GAAP operating income target”).

At the end of the performance period, each executive officer’s final cash incentive payout is based on the executive officer’s contribution and personal performance, including achievement against goals and overall business impact.

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Target Amounts

For fiscal 2020, the Compensation Committee established target cash incentive amounts, calculated as a percentage of each executive officer’s base salary.

Named Executive Officer	2019 Target Incentive %	2020 Target Incentive %

Francis A. deSouza	120%	120%

Sam A. Samad	60%	60%

Mark Van Oene(1)	—	60%

Susan Tousi(1)	—	60%

Alex Aravanis(1)	—	60%

(1)	Mr. Van Oene, Ms. Tousi, and Dr. Aravanis were not named executive officers in fiscal 2019.

Weighted Components

Under the VCP, which the Compensation Committee considers as part of approving actual cash incentive payouts for executive officers, the Compensation Committee approves minimum, commit, and maximum levels for each of the revenue and operating income targets. The commit level represents a level of performance that the Compensation Committee and the Board of Directors believe is both attainable and practical based on a realistic estimate of our future financial performance. The maximum level is designed to motivate and reward realistically achievable superior performance. Payments of the applicable components of the annual cash incentive amounts to executive officers reflect the achievement of such objectives for the year. Each of the revenue and operating income targets, if achieved, trigger payment for the applicable component, irrespective of whether the other target is achieved.

Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against the revenue and non-GAAP operating income targets under the VCP, comparing the actual fiscal year results to the pre-determined minimum, commit, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated to arrive at the payout amounts. The Compensation Committee (and the Board of Directors with respect to our CEO) also reviews the performance of each named executive officer against such officer’s individual objectives.

In light of the economic uncertainty caused by the COVID-19 pandemic, the Compensation Committee approved the split of the 2020 VCP into bi-annual performance periods and payments – first half (1H) and second half (2H). First half targets were deemed to have been achieved based on Illumina’s trending performance prior to the impact of the COVID-19 pandemic. Second half targets were set to account for the ongoing and uncertain impact of the pandemic, and potential maximum achievement was reduced from the 150% set previously to 125%. The Compensation Committee also determined that executive officers would not receive the second half payout regardless of achievement.

Revenue Targets (50%)

For the revenue target components for fiscal 2020, the actual cash incentive payout for each executive officer could have reflected a minimum of 50% and a maximum of 125% of the revenue portion of the target incentive percentage based on the Company’s performance against the following

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fiscal 2020 revenue objectives (with the cash incentive amount calculated as a linear ratio for points between the minimum, commit, and maximum revenue objective levels):

	Minimum	Commit	Maximum

1H Revenue Objective ($ in millions)	$1,702	$1,794	$1,885

2H Revenue Objective ($ in millions)	$1,628	$1,828	$1,928

% of Revenue Target Paid	50%	100%	125%

Operating Income Targets (50%)

For the operating income component for fiscal 2020, the actual cash incentive payout for each executive officer could have reflected a minimum of 50% and a maximum of 125% of the non-GAAP operating income potion of the target incentive percentage based on the Company’s performance against the following fiscal 2020 non-GAAP operating income objectives (with the cash incentive amount calculated as a linear ratio for points between the minimum, commit, and maximum non-GAAP operating income objective levels):

	Minimum	Commit	Maximum

1H Operating Income Objective ($ in millions)(1)	$543	$583	$624

2H Operating Income Objective ($ in millions)(1)	$440	$540	$590

% of Operating Income Target Paid	50%	100%	125%

(1)

If the inclusion of the expenses associated with the VCP causes the operating income objective not to be met, but excluding such expenses causes the operating income to exceed the minimum target, then the operating income objective is deemed to have been met, resulting in a 50% payout for that component.

Performance-Based Cash Compensation Payments to NEOs

The table below presents the performance-based cash incentive targets as a percentage of base salary and the actual amounts earned by each named executive officer for fiscal 2020.

Named Executive Officer	2020 Target Incentive (% of Salary)	Actual Incentive Payout ($)(1)	Actual Incentive Payout (% of Salary)(1)

Francis A. deSouza	120%	630,000	60%

Sam A. Samad	60%	157,500	30%

Mark Van Oene	60%	157,500	30%

Susan Tousi	60%	142,500	30%

Alex Aravanis(2)	60%	23,077	5%

(1)

These performance-based cash incentives were paid in the third quarter of 2020. For the first half of fiscal 2020, the Compensation Committee approved achievement at 100% of the first half targets after considering Illumina’s trending performance prior to the impact of the COVID-19 pandemic notwithstanding our first half revenue and operating income were $1,492 million and $449 million, respectively, both below the minimum payout level. For the second half of fiscal 2020, our revenue and operating income were $1,747 million and $508 million, respectively, implying an 82% payout on a blended basis; however, the Compensation Committee determined that executive officers would not receive payments for the second half performance period.

(2)	Dr. Aravanis’s incentive payout was prorated based on his start date with Illumina in fiscal 2020.

Performance-based cash incentive compensation awards made to named executive officers for performance in fiscal 2020 and 2019 are reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 59. These cash incentives were paid in the first and third fiscal quarters of 2020.

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Long-Term Equity Compensation

The Compensation Committee believes it is important to align the interests of executive officers with those of stockholders. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants. Accordingly, we award long-term incentives in the form of equity awards to reward performance and align executive officers’ interests with stockholder interests by providing executives with an ownership stake in the Company, coupled with stock ownership requirements, encouraging sustained long-term performance, and providing an important retention element.

Type	Percentage of Annual Long- Term Equity Award Value	Vesting	Performance Metrics
RSU	25%	25% annually over four years	N/A
PSU	75%	Cliff vesting on the last day of the third fiscal year following grant	• 100% tied to pre-determined EPS targets • Vesting Minimum: 0% • Vesting Maximum: 100 - 175%

Performance Stock Units

The Compensation Committee places an emphasis on performance-based long-term incentives through the use of PSUs that vest at the end of a three-year period based on the achievement of pre-determined earnings per share targets at the end of the three-year period.

The PSU awards are intended to be an ongoing part of our long-term equity incentive compensation program. It is anticipated that the Compensation Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metrics as determined by the Compensation Committee) established for a new three-year period commencing each year; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive award each year.

In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize full value from PSUs only to the extent that we achieve pre-determined earnings per share targets at the end of a three-year performance period. For instance, the number of shares issued will range from 0% to a maximum of between 100% and 175% of the number of shares specified in the PSU agreement based on performance relative to the earnings per share (EPS) objectives approved by the Compensation Committee. If we fail to achieve the pre-determined earnings per share target at the end of the three-year performance period, then the number of shares issued will range from 0% to 100% of the award amount, depending on the actual EPS. If, however, we

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exceed the pre-determined EPS target at the end of the three-year period, the number of shares issued will range from 100% to 175% of the award amount, depending on our actual EPS and the terms of the grant.

In light of the effects of COVID-19 pandemic, the Compensation Committee reviewed previously established performance targets for PSUs granted in fiscal years 2018 – 2020. The uncertainty and volatility of market conditions due to the pandemic were expected to have a significant impact on the achievement of these performance targets. The Compensation Committee recognized that long-term retention of executive talent is critical to our recovery and therefore adjusted the earnings per share targets for PSUs originally granted in fiscal years 2018 – 2020 to align with revised forecasts and objectives, while remaining consistent with our compensation philosophy to encourage our executive officers to continually pursue strategic opportunities and effectively manage our day-to-day operations.

•

PSUs granted in fiscal 2018 were trending to achievement of the three-year EPS target prior to the COVID-19 pandemic. For PSUs granted in 2018, the performance period was truncated to reward based on fiscal 2019 performance instead of fiscal 2020 performance; for retention purposes, no change was made to the vesting date and performance targets remained the same. The performance targets associated with the PSU awards granted in 2018 for the minimum (50%), target (100%) and maximum (150%) payout levels were $4.92, $6.30, and $7.91 per share, respectively. The actual EPS achieved in fiscal 2019 was $6.65 per share, a 111% payout that vested at the end of fiscal 2020.

•

For ongoing executive retention, and recovery incentive directly related to the pandemic, the EPS targets were adjusted for PSU grants made in fiscal 2019 and 2020. As part of the adjustment, the Compensation Committee believed it was in the best interest of shareholders to also reduce the maximum that could be achieved from 150% to 100% and 125% for the fiscal 2019 and 2020 PSU grants, respectively.

Restricted Stock Units

Long-term equity compensation packages to executive officers include grants of time-based vesting RSUs. RSUs vest over a four-year period, with 25% of the RSU vesting annually. Vesting in all cases is subject to the individual’s continued service to us through the vesting date.

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Determination of Long-Term Equity Compensation

To determine the value for long-term incentives granted to an executive officer each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive officer’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executive officers in similar positions within our compensation peer group of companies;

•	the market demand for the executive officer’s particular skills and experience;

•	the amount granted to other executive officers in comparable positions at the Company;

•	prior grants and the retention value of outstanding grants;

•	the executive officer’s demonstrated performance over the past few years; and

•	the executive officer’s leadership performance.

We generally provide executive officers with a new hire equity grant upon first joining the Company that is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards made to executive officers in comparable positions, including the executive officer’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.

Fiscal 2020 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each named executive officer in fiscal 2020 based on grant date fair value and as a multiple of base salary:

Named Executive Officer	PSUs (Grant Date Fair Value) ($)(1)	RSUs (Grant Date Fair Value) ($)(1)	Total ($)	Multiple of 2020 Base Salary

Francis deSouza	7,500,040	2,500,113	10,000,153	9.5x

Sam Samad	1,312,530	437,610	1,750,140	3.3x

Mark Van Oene	1,875,085	625,028	2,500,113	4.8x

Susan Tousi	1,875,085	625,028	2,500,113	5.3x

Alex Aravanis(2)	3,750,270	1,250,090	5,000,360	10.0x

(1)	Reflects the grant date fair value of awards computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date.
(2)	Dr. Aravanis received a new hire grant in fiscal 2020.

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Potential Payments upon a Termination or Change in Control

Our executive officers and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our executive officers are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive officers to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our executive officers that are subject to a double trigger (i.e., change in control and loss of employment). The change-in-control severance agreements automatically renew annually for additional one-year periods unless a notice of non-extension is provided by either party. None of the named executive officers have an employment agreement with us.

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity or our stockholders do not own substantially all of the stock of the ultimate parent organization;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•

a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or our directors’ nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he or she were terminated within two years following the change in control or during a specified period prior to the change in control if such termination relates to the pending change in control either:

•

by the Company other than for “cause,” which is defined in each change-in-control severance agreement to generally include repeated failure or refusal to materially perform his or her duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•

by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to generally include certain reductions in the executive’s annual base salary, cash incentive, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

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Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then the executive is generally entitled to the following benefits (in addition to any previously earned amounts):

•

Mr. deSouza is entitled to a severance payment equal to twice the sum of his annual base salary plus the greater of (a) the executive’s then-current annual target cash incentive or other target incentive amount or (b) the annual cash incentive or other incentive paid or payable to the executive for the most recently completed fiscal year;

•

for each executive officer, other than Mr. deSouza, a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target cash incentive or other target incentive amount or (b) the annual cash incentive or other incentive paid or payable to the executive for the most recently completed fiscal year;

•	a pro rata portion of the executive’s annual target cash incentive or other target incentive amount for the fiscal year in which the termination occurs;

•

payment of a portion of the executive’s group medical and dental insurance coverage premiums under COBRA law, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, so that the executive pays the same amount as a similarly situated active employee for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination;

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months or, in the case of Mr. deSouza, 24 months;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Code and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under the “golden parachute” provisions of Section 280G of the Code. The change-in-control severance agreements do not provide for gross-ups for “golden parachute” excise tax. A full analysis of the financial impact of these “best-net cutback provisions”, and the impact of any adverse tax consequences of paying the amounts in full, will be performed based on the facts and circumstances in the event a change in control were to occur.

In addition, as described below, executives will be entitled to a lump sum payout of his or her benefits under our Deferred Compensation Plan in connection with certain specified terminations.

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Based upon a hypothetical change in control date of December 31, 2020, the last trading day of fiscal 2020, the potential payments upon a termination following a change in control for our named executive officers would have been as follows:

Named Executive Officer	Multiplier for Base Salary and Cash Incentives	Nature of Benefit	Payment following Change in Control and Subsequent Loss of Employment (within 2 years)($)

Francis deSouza	2x	Salary Severance	2,100,000

		Cash Incentive Severance	2,520,000

		Earned Compensation(1)	630,000

		Equity Compensation Acceleration(2)	20,671,900

		Pension/NQDC(3)	1,204,332

		Perquisites/Benefits(4)	62,466

		Total Benefit	27,188,698

Sam Samad	1x	Salary Severance	525,000

		Cash Incentive Severance	315,000

		Earned Compensation(1)	157,500

		Equity Compensation Acceleration(2)	4,329,000

		Pension/NQDC(3)	278,014

		Perquisites/Benefits(4)	53,634

		Total Benefit	5,658,148

Mark Van Oene	1x	Salary Severance	525,000

		Cash Incentive Severance	315,000

		Earned Compensation(1)	157,500

		Equity Compensation Acceleration(2)	5,296,180

		Pension/NQDC(3)	—

		Perquisites/Benefits(4)	47,497

		Total Benefit	6,341,177

Susan Tousi	1x	Salary Severance	475,000

		Cash Incentive Severance	285,000

		Earned Compensation(1)	142,500

		Equity Compensation Acceleration(2)	5,050,130

		Pension/NQDC(3)	—

		Perquisites/Benefits(4)	53,634

		Total Benefit	6,006,264

Alex Aravanis	1x	Salary Severance	500,000

		Cash Incentive Severance	300,000

		Earned Compensation(1)	23,077

		Equity Compensation Acceleration(2)	4,876,600

		Pension/NQDC(3)	—

		Perquisites/Benefits(4)	56,696

		Total Benefit	5,756,373

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(1)	A lump sum payment of the executive’s earned but unpaid compensation.
(2)

The value of the RSUs and PSUs is based on the number of outstanding shares that would not ordinarily have vested by December 31, 2020, multiplied by $370.00 (the closing price of our common stock on December 31, 2020), with the number of shares issuable under each PSU award equal to 100% of the number of shares specified in the PSU agreement.

(3)

As described below, under the deferred compensation plan upon a separation from service within 24 months of a change in control, each named executive officer will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts. All of the amounts for all of the named executive officers consist of the termination benefits.

(4)

Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. deSouza) and (ii) professional outplacement services for up to two years following termination ($14,500 per year for each executive officer).

Deferred Compensation Plan

Illumina’s Deferred Compensation Plan, effective December 1, 2007, provides key employees, including our NEOs, and directors with an opportunity to defer a portion of their salary, annual cash incentive, and other specified compensation. The plan also permits us to make discretionary contributions to the Deferred Compensation Plan on behalf of the participants, although we have not provided such discretionary contributions. A participant is always fully vested in accounts under the plan attributable to a participant’s contributions and related earnings on such contributions. Company contributions vest in accordance with the vesting schedule that is determined at the time such contributions are made, but will vest in full upon the occurrence of a participant’s death, disability or retirement, or a “change in control” (as defined in the plan). Upon a change in control a participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the plan) occurs within 24 months following a change in control.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Our executive officers are eligible to participate in a Company-sponsored executive health screening program in addition to being offered medical and other benefits that are available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of the employee’s contributions to the plan. During fiscal 2020, all executive officers were eligible to participate in our 401(k) plan, and all NEOs participating in the plan received discretionary matching contributions.

Clawback Policy

We have adopted a clawback policy that sets forth the circumstances under which the Compensation Committee has authority to recover an executive officer’s incentive compensation. In the event we are required to restate our financial statements as a result of an executive officer engaging in fraudulent, willful or grossly negligent misconduct, the Compensation Committee has sole discretion to cause the forfeiture of unpaid or unvested incentive compensation, or may seek to recover incentive compensation paid to the executive officer.

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No Hedging or Pledging of Company Stock

We have a policy that prohibits our directors and executive officers, including named executive officers from engaging in short sales, hedging, pledging, or entering into any transaction with put or call options or any other derivative security on our common stock.

Tax and Accounting Considerations

The Tax Cuts and Jobs Act of 2017 (“US Tax Reform”) changed the 162(m) rules in the Code effective January 1, 2018. The new rules eliminate the exception for performance-based compensation and expand the definition of covered employees whose compensation is subject to the annual $1 million deduction limitation. Covered employees now include the CFO plus any individual who has previously been a covered employee, after December 31, 2016, even after the individual no longer holds the position. Thus, once an individual is identified as a covered employee, the deduction limitation applies to the compensation paid to that individual, even after the individual no longer holds that position or has separated from service. Due to the elimination of the performance-based exception, cash incentive payments will be subject to the 162(m) limitation in the future. The Compensation Committee will continue to take into account the impact of 162(m) on the tax deductibility of compensation granted to the executive officers, but the Compensation Committee has authorized, and expects to continue to authorize, compensation that does not qualify for tax deductibility in order to provide a competitive compensation program that is aligned with stockholder interests.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Gary S. Guthart, Ph.D. (Chair)

Caroline Dorsa

Robert S. Epstein, M.D.

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Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for fiscal 2020 and, for those executive officers who were NEOs in both the 2020 and 2019 proxy statements, for fiscal 2019 and 2018, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Francis A. deSouza	2020	1,090,385	—	10,000,153	630,000	13,055	11,733,593

Chief Executive Officer; Director	2019	1,028,462	—	—	403,200	90,287	1,521,949

	2018	937,692	—	8,500,092	1,455,000	174,782	11,067,566

Sam A. Samad	2020	545,192	—	1,750,140	157,500	13,344	2,466,176

Chief Financial Officer	2019	507,500	—	—	100,800	18,403	626,703
	2018	457,308	—	2,000,370	379,500	60,019	2,897,197

Mark Van Oene(6)	2020	575,177	—	2,500,113	157,500	12,843	3,245,633

Former Chief Commercial Officer

Susan Tousi(6)	2020	493,269	—	2,500,113	142,500	19,540	3,155,422

Chief Product Officer

Alex Aravanis(6)	2020	288,462	100,000	5,000,360	23,077	4,945	5,416,844

Chief Technology Officer

(1)	Represents a sign-on bonus.
(2)	This reflects the grant date fair value of awards granted and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date.
(3)	In fiscal 2019, the Compensation Committee made the determination to move the annual equity grants for executive officers to the first quarter of 2020.
(4)

Reflects performance-based cash incentives earned during fiscal 2020, 2019 and 2018 under Illumina’s executive officer cash incentive program, which were paid in the third fiscal quarter of 2020 and the first fiscal quarters of 2020 and 2019, respectively. The cash incentive program is described in the Compensation Discussion and Analysis under the caption “Performance-Based Cash Compensation.”

(5)

These amounts represent Company contributions to 401(k) plans, Company-paid physical exams, compensation paid in lieu of paid time-off, long-term disability premiums and, in some cases, relocation expenses. These amounts include $70,546 and $43,861 in costs covered by the Company for Mr. deSouza in connection with his participation in a sales incentive trip in 2019 and 2018, respectively. The amounts for fiscal 2018 include the payout of accrued paid time off of $111,923 and $16,845 for Mr. deSouza and Mr. Samad, respectively.

(6)	Mr. Van Oene, Ms. Tousi, and Dr. Aravanis became named executive officers in fiscal 2020.

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Grants of Plan-Based Awards During Fiscal 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Cash Incentive) ($ in thousands)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs): Number of Shares(1)			All Other Stock Awards: Number of Shares or Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award	Grant Date	Threshold	Target	Maximum	At Threshold	Target	Maximum

Francis A. deSouza	Cash	—	630	1,260	1,890	—	—	—	—	—

	PSU(1)	Feb. 5, 2020	—	—	—	12,486	24,971	31,214	—	7,500,040

	RSU(2)	Feb. 5, 2020	—	—	—	—	—	—	8,324	2,500,113

Sam A. Samad	Cash	—	158	315	473	—	—	—	—	—

	PSU(1)	Feb. 5, 2020	—	—	—	2,185	4,370	5,463	—	1,312,530

	RSU(2)	Feb. 5, 2020	—	—	—	—	—	—	1,457	437,610

Mark Van Oene	Cash	—	158	315	473	—	—	—	—	—

	PSU(1)	Feb. 5, 2020	—	—	—	3,122	6,243	7,804	—	1,875,085

	RSU(2)	Feb. 5, 2020	—	—	—	—	—	—	2,081	625,028

Susan Tousi	Cash	—	143	285	428	—	—	—	—	—

	PSU(1)	Feb. 5, 2020	—	—	—	3,122	6,243	7,804	—	1,875,085

	RSU(2)	Feb. 5, 2020	—	—	—	—	—	—	2,081	625,028

Alex Aravanis	Cash	—	150	300	450	—	—	—	—	—

	PSU(1)	July 6, 2020	—	—	—	4,943	9,885	12,356	—	3,750,270

	RSU(2)	July 6, 2020	—	—	—	—	—	—	3,295	1.250,090

(1)	Performance share units (PSUs) will vest in their entirety on January 1, 2023, based on the achievement of pre-determined earnings per share targets for the fiscal year ending January 1, 2023.
(2)	Stock awards consist of RSUs that vest in four 25% increments on each anniversary of the grant date over four years. Vesting is subject to the individual’s continued service through each vesting date.
(3)	This reflects the grant date fair value of awards granted during fiscal 2020 and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date.

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Outstanding Equity Awards at Fiscal 2020 Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Francis A. deSouza	—	—	—	—	—	19,383(2)	7,171,710

	—	—	—	—	—	24,971(3)	9,239,270

	—	—	—	11,516 (5)	4,260,920	—	—

Sam A. Samad	—	—	—	—	—	4,561(2)	1,687,570

	—	—	—	—	—	4,370(3)	1,616.900

	—	—	—	552 (4)	204,240	—	—

	—	—	—	2,217 (5)	820,290	—	—

Mark Van Oene	—	—	—	—	—	5,131(2)	1,898,470

	—	—	—	—	—	6,243(3)	2,309,910

	—	—	—	2,940 (5)	1,087,800	—	—

Susan Tousi	—	—	—	—	—	4,561(2)	1,687,570

	—	—	—	—	—	6,243(3)	2,309.910

	—	—	—	2,845 (5)	1,052,650	—	—

Alex Aravanis	—	—	—	—	—	9,885(3)	3,657,450

	—	—	—	3,295 (4)	1,219,150	—	—

(1)

Market value of stock awards was determined by multiplying the number of unvested shares by $370.00, which was the closing market price of our common stock on The Nasdaq Global Select Market on December 31, 2020, the last trading day of fiscal 2020.

(2)

Stock awards consist of performance share units (PSUs). PSUs vest at the end of a three-year performance period on January 2, 2022, and the number of shares issuable will range from 0% to 100% of the nominal shares approved in the award based on the Company’s performance relative to specified earnings per share targets at the end of the three-year performance period. Outstanding at fiscal 2020 year-end assumes a 100% issuance.

(3)

Stock awards consist of PSUs. PSUs vest at the end of a three-year performance period on January 1, 2023, and the number of shares issuable will range from 0% to 125% of the nominal shares approved in the award based on the Company’s performance relative to specified earnings per share targets at the end of the three-year performance period. Outstanding at fiscal 2020 year-end assumes a 100% issuance.

(4)	Stock awards consist of RSUs that vest in four 25% increments on each anniversary of the grant date over four years.
(5)	Stock awards consist of RSUs that vest in four 25% increments on November 5th over four years.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Francis A. deSouza	—	—	36,567	16,412,490

Sam A. Samad	—	—	6,523	2,928,202

Mark Van Oene	—	—	9,158	4,132,372

Susan Tousi	—	—	9,256	4,162,920

Alex Aravanis	—	—	—	—

(1)

Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The Nasdaq Global Select Market on the dates of exercise and the exercise price per share exercised.

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Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Francis A. deSouza	—	—	162,672	—	1,204,332

Sam A. Samad	54,519	—	53,622	—	278,014

Mark Van Oene	—	—	—	—	—

Susan Tousi	—	—	—	—	—

Alex Aravanis	—	—	—	—	—

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are disclosing the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. The pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

During fiscal 2020, the principal executive officer of Illumina was our Chief Executive Officer, Francis deSouza. For fiscal 2020, the annual total compensation for Mr. deSouza was $11,733,593, and for our median employee was $122,635, resulting in an estimated pay ratio of 96:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule, for hourly employees, as of December 31, 2020 (the median employee determination date), (B) the target bonus, commission, or incentive compensation for 2020, and (C) accounting value for all equity awards granted in 2020, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. deSouza, whether employed on a full-time, part-time, or seasonal basis.

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Vote on Compensation

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers

As required by Section 14A of the Exchange Act, we are seeking an advisory vote to approve the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Accordingly, stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 37 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our business objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 59 through 62, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee of the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

Vote Required for Approval

The vote is advisory and not binding on Illumina, the Board of Directors, or the Compensation Committee. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS

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Our Stockholders

Stock Ownership

The following table sets forth the number of shares of our common stock beneficially owned by each of our directors and director nominees and each named executive officer, and by all of our directors, director nominees, and executive officers as a group.

The information set forth below is as of March 31, 2021, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name	Common Stock Beneficially Owned (Excluding Stock Options)(1)	Stock Options Exercisable Within 60 Days of March 31, 2021(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)

Francis A. deSouza	55,112	—	55,112	*

Sam A. Samad	3,588	—	3,588	*

Mark Van Oene	—	—	—	*

Susan Tousi	39,890	—	39,890	*

Alex Aravanis	—	—	—	*

Jay T. Flatley(4)	168,433	—	168,433	*

John W. Thompson	8,049	—	8,049	*

Frances Arnold	10,927	—	10,927	*

Caroline D. Dorsa	9,005	—	9,005	*

Robert S. Epstein	5,928	7,600	13,528	*

Scott Gottlieb(5)	1,358	—	1,358	*

Gary S. Guthart	4,939	—	4,939	*

Philip W. Schiller	8,815	—	8,815	*

Susan E. Siegel	3,681	—	3,681	*

All directors, director nominees, and executive officers as a group (20 persons, including those directors and executive officers named above)	334,235	7,600	341,835	*

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)

Includes shares of stock beneficially owned as of March 31, 2021. Also includes restricted stock and performance stock units, or RSUs and PSUs, vesting within 60 days of March 31, 2021. An RSU represents a conditional right to receive one share of our common stock at a specified future date.

(2)	Includes stock options that are exercisable as of March 31, 2021, and stock options that vest, or become exercisable, within 60 days of March 31, 2021.
(3)	Percentage ownership is based on 145,982,666 shares of common shares of common stock outstanding on March 31, 2021.
(4)	Includes 3,500 shares owned by Mr. Flatley’s children. Mr. Flatley will step down from the Board immediately before this year’s Annual Meeting, on May 26, 2021.
(5)	Dr. Gottlieb was appointed as a director in February 2020.

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As of March 31, 2021, the following are the only persons known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)

Baillie Gifford & Co.(2) Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland UK	19,834,762	13.6%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	11,330,232	7.8%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	11,253,386	7.7%

(1)	Percentage ownership is based on 145,982,666 shares of common shares of common stock outstanding on March 31, 2021.
(2)

This information is based on a Schedule 13G/A filed with the SEC on January 7, 2021. Baillie Gifford & Co. reports that it has sole voting power with respect to 14,992,180 shares and sole dispositive power with respect to 19,834,762 shares.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group reports that it has sole voting power with respect to 252,887 shares, sole dispositive power with respect to 10,679,229 shares, and shared dispositive power with respect to 651,003 shares.

(4)

This information is based on a Schedule 13G/A filed with the SEC on January 29, 2021. BlackRock reports that it has sole voting power with respect to 10,080,409 shares and sole dispositive power with respect to 11,253,386 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2020 each of our executive officers, directors, and greater than 10% beneficial owners were in compliance with applicable Section 16(a) filing requirements, except a late Form 4 was filed for Mr. Flatley on April 8, 2020.

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Users’ Guide

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Illumina, Inc. for the 2021 Annual Meeting of Stockholders. This proxy statement and accompanying proxy are being mailed to our stockholders on or about April 16, 2021, concurrently with the mailing of our annual report on Form 10-K for the fiscal year ended January 3, 2021.

How may I attend and participate in the annual meeting?

We will be hosting the 2021 annual meeting live via the internet. There will not be a physical location for the annual meeting.

Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. To the extent time doesn’t allow us to answer all of the submitted questions, we will answer them in writing on our investor relations website, at www.investor.illumina.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Our virtual format allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses.

Any stockholder can listen to and participate in the annual meeting live via the internet at www.virtualshareholdermeeting.com/ilmn2021. Stockholders may begin submitting written questions through the internet portal at 8:45 a.m. (Pacific time) on May 26, 2021, and the webcast of the annual meeting will begin at 9:00 a.m. (Pacific time) that day.

Stockholders may also vote while connected to the annual meeting on the internet. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2021.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, management will report on the performance of Illumina and respond to questions from stockholders.

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What am I voting on at the annual meeting?

Stockholders will be asked to vote on three proposals. The proposals are to:

1. Elect as directors the six nominees named in this proxy statement to hold office for one year or until his or her successor is elected;

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022; and

3. Hold an advisory vote to approve the compensation paid to the “named executive officers” as disclosed in this proxy statement.

Could other matters be decided at the annual meeting?	Our bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to come before the annual meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?

The Board of Directors recommends that you vote:

•  FOR each of the nominees to the Board of Directors (Proposal 1);

•  FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022 (Proposal 2); and

•  FOR approval, on an advisory basis, of the compensation paid to the “named executive officers” as disclosed in this proxy statement (Proposal 3).

Who can vote at the annual meeting?

Only holders of our common stock as of March 31, 2021, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.

At the close of business on the record date, there were 145,982,666 shares of common stock outstanding and entitled to vote.

You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ilmn2021.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

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How do I vote and what are the voting deadlines?	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the internet must be received by 11:59 p.m. (Eastern time) on May 25, 2021.

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. (Eastern time) on May 25, 2021.

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 25, 2021, to be voted at the annual meeting.

During the Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the internet are posted at www.virtualshareholdermeeting.com/ilmn2021. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the internet or by telephone, you do not need to return your proxy card.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our annual meeting.

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Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•  signing and returning a new proxy card with a later date;

•  submitting a later-dated vote by telephone or via the internet — only your latest internet or telephone proxy received by 11:59 p.m. (Eastern time) on May 25, 2021, will be counted;

•  participating in the annual meeting live via the internet and voting again; or

•  delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary, to be received no later than May 25, 2021.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 3. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non- vote’?” below for more information.

What is a “broker non-vote”?	The NYSE has rules that govern brokers who have record ownership of listed Company stock (including stock such as ours that is listed on The Nasdaq Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares held by such clients on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Under current NYSE interpretations, Proposals 1 and 3 are considered non-discretionary matters and Proposal 2 is considered a discretionary matter.

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What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting because brokers will have discretionary authority to vote on Proposal 2. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to non-discretionary matters. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on Proposals 1 and 3.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we are making this proxy statement available to our stockholders electronically via the internet. On or about April 16, 2021, we will mail the Notice of Internet Availability of Proxy Materials to stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested paper delivery or other forms of electronic communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended January 3, 2021. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

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How is a quorum obtained, and why is a quorum required?

Under applicable state law and our governing instruments, we may only hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had 145,982,666 shares of common stock outstanding and entitled to vote at the annual meeting, meaning that 72,991,334 shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

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How many votes are required to approve each proposal?
Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of six nominees to the Board of Directors	A nominee for director will be elected if the votes cast FOR such nominee exceed the votes cast AGAINST such nominee	FOR, each nominee AGAINST, each nominee ABSTAIN, each nominee Shares voted “ABSTAIN” will have no effect on the election of directors	FOR, each nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 3 — Advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

How can I find the voting results of the annual meeting?

Preliminary results will be announced at the annual meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Who is conducting this proxy solicitation?

Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting. Solicitation may be made by our directors, officers, and other Illumina employees telephonically, electronically, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be separately compensated for those services, but they may be reimbursed by Illumina for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by Illumina for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. The total cost of the solicitation will be borne by Illumina.

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Stockholder Proposals for our 2022 Annual Meeting

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at our 2022 annual meeting of stockholders (other than a director nomination) and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our principal executive offices. The proposal must be received no later than December 17, 2021. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Our bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of our common stock for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the bylaws) for inclusion in our proxy statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. With respect to stockholder nominees for director election submitted for inclusion in our proxy statement for our 2022 annual meeting, written notice of nominations must be provided by the stockholder proponent(s) to us in accordance with our bylaws. The notice must be delivered to, or mailed and received by, our Corporate Secretary between November 17, 2021, and December 17, 2021. These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date of the proxy statement for the 2021 annual meeting (which date, for purposes of our bylaws, is April 16, 2021). The ability to include a nominee in our proxy statement is subject to the terms and conditions set forth in our bylaws.

With respect to stockholder nominees for director election at our 2022 annual meeting (other than nominees submitted for inclusion in our proxy materials) and stockholder proposals for consideration at our 2022 annual meeting that are not submitted for inclusion in our proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to us in accordance with our bylaws. The notice must be delivered to, or mailed and received by, our Corporate Secretary between January 26, 2022, and February 25, 2022 and must comply with all applicable provisions of our bylaws. You may obtain a copy of our bylaws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Other Matters

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Householding

Our annual report on Form 10-K for the fiscal year ended January 3, 2021, including our audited financial statements for fiscal 2020, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy

Illumina, Inc. 2021 Proxy Statement  •  75

statement, or Notice of Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written request to the Corporate Secretary of Illumina, Inc. at 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary, or makes an oral request to the office of the Corporate Secretary at (858) 202- 4500. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.

Where You Can Find More Information

We maintain an internet site at www.illumina.com. We use our website as a channel of distribution of material Company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

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ILLUMINA, INC.

5200 ILLUMINA WAY

SAN DIEGO, CA 92122

ATTN: JULIET CUNNINGHAM

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/25/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/25/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain

1A Caroline D. Dorsa	☐	☐	☐
					For	Against	Abstain

1B Robert S. Epstein, M.D.	☐	☐	☐	3 To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
1C Scott Gottlieb, M.D.	☐	☐	☐
1D Gary S. Guthart 1E Philip W. Schiller 1F John W. Thompson	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend the Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

www.virtualshareholdermeeting.com/ilmn2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

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ILLUMINA, INC.

Annual Meeting of Stockholders

May 26, 2021, 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Francis A. deSouza and Sam Samad as proxies, and each of them with power to act without the other and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2021 at 9:00 AM Pacific Time on Wednesday, May 26, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side